Exhibit 99.2

                                                              [EXECUTION COPY]

===============================================================================

                                             Published CUSIP Number: 47805QAC4

                               CREDIT AGREEMENT

                         Dated as of February 2, 2007

                                     among

                           JOHN WILEY & SONS, INC.,
                          JOHN WILEY & SONS LIMITED,
                                      and
                           JOHN WILEY & SONS, GmbH,
                                 as Borrowers,

                            BANK OF AMERICA, N.A.,
                as Administrative Agent and Swing Line Lender,

                                      and

                        The Other Lenders Party Hereto
               -------------------------------------------------

                            CALYON NEW YORK BRANCH,
                                CITIBANK, N.A.,
                             LLOYDS TSB BANK plc,
                 BANK OF TOKYO-MITSUBISHI UFJ, LTD. NY BRANCH,
                        UNION BANK OF CALIFORNIA, N.A.,
                          JPMORGAN CHASE BANK, N.A.,
                         MIZUHO CORPORATE BANK, LTD.,
                           THE BANK OF NOVA SCOTIA,
                           as Documentation Agents,


                      BAYERISCHE HYPO-UND VEREINSBANK AG,
                               NEW YORK BRANCH,
                           as Senior Managing Agent,

                        THE ROYAL BANK OF SCOTLAND plc,
              as Sole Syndication Agent and a Joint Book Manager,

                                      and

                        BANC OF AMERICA SECURITIES LLC,
                as Sole Lead Arranger and a Joint Book Manager

===============================================================================

                                                    Table of Contents

                                                                                                              Page

ARTICLE I.            DEFINITIONS AND ACCOUNTING TERMS...........................................................1

         1.01     Defined Terms..................................................................................1

         1.02     Other Interpretive Provisions.................................................................30

         1.03     Accounting Terms..............................................................................31

         1.04     Rounding......................................................................................32

         1.05     Exchange Rates; Currency Equivalents..........................................................32

         1.06     Additional Alternative Currencies.............................................................33

         1.07     Change of Currency............................................................................33

         1.08     Times of Day..................................................................................34

ARTICLE II.           THE COMMITMENTS AND CREDIT EXTENSIONS.....................................................34

         2.01     The Loans.....................................................................................34

         2.02     Borrowings, Conversions and Continuations of Loans............................................35

         2.03     Swing Line Loans..............................................................................36

         2.04     Prepayments...................................................................................39

         2.05     Termination or Reduction of Commitments.......................................................42

         2.06     Repayment of Loans............................................................................43

         2.07     Interest......................................................................................43

         2.08     Fees..........................................................................................44

         2.09     Computation of Interest and Fees..............................................................45

         2.10     Evidence of Debt..............................................................................45

         2.11     Payments Generally; Administrative Agent's Clawback...........................................46

         2.12     Sharing of Payments by Lenders................................................................48

         2.13     Designated Borrowers..........................................................................49

         2.14     Increase in Revolving Credit Facility.........................................................51

ARTICLE III.          TAXES, YIELD PROTECTION AND ILLEGALITY....................................................52

         3.01     Taxes.........................................................................................52

         3.02     Illegality....................................................................................54

         3.03     Inability to Determine Rates..................................................................55

         3.04     Increased Costs; Reserves on Eurocurrency Rate Loans..........................................55

         3.05     Compensation for Losses.......................................................................57


                                     -i-

                                                    Table of Contents
                                                       (continued)

                                                                                                              Page

         3.06     Mitigation Obligations; Replacement of Lenders................................................58

         3.07     Survival......................................................................................58

ARTICLE IV.           CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.................................................58

         4.01     Conditions of Initial Credit Extension........................................................58

         4.02     Conditions to all Credit Extensions...........................................................62

ARTICLE V.            REPRESENTATIONS AND WARRANTIES............................................................63

         5.01     Existence, Qualification and Power............................................................63

         5.02     Authorization; No Contravention...............................................................63

         5.03     Governmental Authorization; Other Consents....................................................63

         5.04     Binding Effect................................................................................64

         5.05     Financial Statements; No Material Adverse Effect; No Internal Control Event;
                  Solvency......................................................................................64

         5.06     Litigation....................................................................................65

         5.07     No Default....................................................................................65

         5.08     Ownership of Property; Liens..................................................................65

         5.09     Environmental Compliance......................................................................65

         5.10     Insurance.....................................................................................65

         5.11     Taxes.........................................................................................65

         5.12     ERISA Compliance..............................................................................66

         5.13     Subsidiaries; Equity Interests................................................................67

         5.14     Margin Regulations; Investment Company Act....................................................68

         5.15     Disclosure....................................................................................68

         5.16     Compliance with Laws..........................................................................68

         5.17     Intellectual Property; Licenses, Etc..........................................................68

         5.18     Liens.........................................................................................68

         5.19     Absence of Undisclosed Liabilities............................................................69

         5.20     Representations as to Foreign Obligors........................................................69

         5.21     Collateral Documents..........................................................................70

         5.22     Other Representations and Warranties..........................................................70

ARTICLE VI.           AFFIRMATIVE COVENANTS.....................................................................71


                                     -ii-

                                                    Table of Contents
                                                       (continued)
                                                                                                              Page

         6.01     Financial Statements..........................................................................71

         6.02     Certificates; Other Information...............................................................72

         6.03     Notices.......................................................................................74

         6.04     Payment of Obligations........................................................................74

         6.05     Preservation of Existence, Etc................................................................74

         6.06     Maintenance of Properties.....................................................................75

         6.07     Maintenance of Insurance......................................................................75

         6.08     Compliance with Laws..........................................................................75

         6.09     Books and Records.............................................................................75

         6.10     Inspection Rights.............................................................................75

         6.11     Use of Proceeds...............................................................................75

         6.12     Approvals and Authorizations..................................................................75

         6.13     Covenant to Guarantee Obligations and Give Security...........................................76

         6.14     Further Assurances............................................................................77

ARTICLE VII.          NEGATIVE COVENANTS........................................................................78

         7.01     Liens.........................................................................................78

         7.02     Investments...................................................................................79

         7.03     Indebtedness..................................................................................80

         7.04     Fundamental Changes...........................................................................81

         7.05     Dispositions..................................................................................81

         7.06     Restricted Payments...........................................................................82

         7.07     Change in Nature of Business..................................................................83

         7.08     Transactions with Affiliates..................................................................83

         7.09     Burdensome Agreements.........................................................................83

         7.10     Use of Proceeds...............................................................................83

         7.11     Financial Covenants...........................................................................83

         7.12     Limitation on Accounting Changes..............................................................84

         7.13     Fiscal Year...................................................................................84

         7.14     Capital Expenditures..........................................................................84

         7.15     Amendments of Organization Documents..........................................................84


                                    -iii-

                                                    Table of Contents
                                                       (continued)
                                                                                                              Page

         7.16     Amendment, Etc. of Related Documents and Indebtedness.........................................84

ARTICLE VIII.         EVENTS OF DEFAULT AND REMEDIES............................................................85

         8.01     Events of Default.............................................................................85

         8.02     Remedies Upon Event of Default................................................................87

         8.03     Application of Funds..........................................................................87

ARTICLE IX.           ADMINISTRATIVE AGENT......................................................................88

         9.01     Appointment and Authority.....................................................................88

         9.02     Rights as a Lender............................................................................89

         9.03     Exculpatory Provisions........................................................................89

         9.04     Reliance by Administrative Agent..............................................................90

         9.05     Delegation of Duties..........................................................................90

         9.06     Resignation of Administrative Agent...........................................................90

         9.07     Non-Reliance on Administrative Agent and Other Lenders........................................91

         9.08     No Other Duties, Etc..........................................................................91

         9.09     Administrative Agent May File Proofs of Claim.................................................92

         9.10     Collateral and Guaranty Matters...............................................................92

ARTICLE X.            MISCELLANEOUS.............................................................................93

         10.01    Amendments, Etc...............................................................................93

         10.02    Notices; Effectiveness; Electronic Communication..............................................95

         10.03    No Waiver; Cumulative Remedies................................................................97

         10.04    Expenses; Indemnity; Damage Waiver............................................................97

         10.05    Payments Set Aside............................................................................99

         10.06    Successors and Assigns........................................................................99

         10.07    Treatment of Certain Information; Confidentiality............................................104

         10.08    Right of Setoff..............................................................................105

         10.09    Interest Rate Limitation.....................................................................105

         10.10    Counterparts; Integration; Effectiveness.....................................................105

         10.11    Survival of Representations and Warranties...................................................105

         10.12    Severability.................................................................................106

         10.13    Replacement of Lenders.......................................................................106


                                     -iv-

                                                    Table of Contents
                                                       (continued)
                                                                                                              Page

         10.14    Governing Law; Jurisdiction; Etc.............................................................107

         10.15    Waiver of Jury Trial.........................................................................108

         10.16    No Advisory or Fiduciary Responsibility......................................................108

         10.17    USA PATRIOT Act Notice.......................................................................109

         10.18    Judgment Currency............................................................................109

         10.19    ENTIRE AGREEMENT.............................................................................109

SCHEDULES

         1.01     Mandatory Cost Formula
         2.01     Commitments and Applicable Percentages
         5.13     Subsidiaries; Other Equity Investments; Loan Parties
         6.13     Subsidiary Guarantors
         7.01     Existing Liens
         7.02     Existing Investments
         7.03     Existing Indebtedness
         10.02    Administrative Agent's Office; Certain Addresses for Notices
         10.06    Processing and Recordation Fees

EXHIBITS

                  Form of

         A        Committed Loan Notice
         B        Swing Line Loan Notice
         C-1      Term Note
         C-2      Revolving Credit Note
         D        Compliance Certificate
         E        Assignment and Assumption
         F        Company Guaranty
         G        Subsidiary Guaranty
         H        Pledge Agreement
         I        Designated Borrower Request and Assumption Agreement
         J        Designated Borrower Notice

                               CREDIT AGREEMENT

      This CREDIT AGREEMENT ("Agreement") is entered into as of February 2, 2007, among JOHN WILEY & SONS, INC., a New York corporation (the "Company"), JOHN WILEY & SONS LIMITED, a company incorporated under the laws of England and Wales ("Wiley UK"), JOHN WILEY & SONS, GmbH, a limited liability company organized under the laws of Germany ("Wiley Germany"), and certain Subsidiaries of the Company that may from time to time become party hereto pursuant to Section 2.13 (each a "Designated Borrower" and, together with the Company, the "Borrowers" and each a "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender") and BANK OF AMERICA, N.A., as Administrative Agent and Swing Line Lender.

                            PRELIMINARY STATEMENTS

      Pursuant to the Transaction Co-Operation Agreement, dated as of November 17, 2006 (the "Acquisition Agreement"), among Wiley Europe Investment Holdings Limited, a company incorporated under the laws of England and Wales ("Wiley Europe Investment"), the Company, Blackwell Publishing (Holdings) Limited, a company incorporated under the laws of England and Wales ("Blackwell"), and Nigel Stirling Blackwell, an individual, Wiley Europe Investment will acquire all of the Equity Interests of Blackwell (the "Acquisition").

      The Company has requested that the Lenders provide a term loan facility and revolving credit facilities, and the Lenders are willing to do so on the terms and conditions set forth herein.

      In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                  ARTICLE I.
                       DEFINITIONS AND ACCOUNTING TERMS

      1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

      "Acquisition" has the meaning specified in the Preliminary Statements.

      "Acquisition Agreement" has the meaning specified in the Preliminary Statements.

      "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      "Administrative Agent's Office" means, with respect to matters relating to Loans in any given currency, the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Aggregate Commitments" means the Commitments of all the Lenders.

      "Agreement" means this Credit Agreement.

      "Alternative Currency" means each of Euro, Sterling, Canadian Dollars, Australian Dollars and each other currency (other than U.S. Dollars) that is approved in accordance with Section 1.06.

      "Alternative Currency Equivalent" means, at any time, with respect to any amount denominated in U.S. Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with U.S. Dollars.

      "Applicable Foreign Obligor Documents" has the meaning specified in
Section 5.20.

      "Applicable Percentage" means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Closing Date, such Term Lender's Term Commitment at such time and (ii) thereafter, the aggregate principal amount of such Term Lender's Term Loans at such time, (b) in respect of the U.S. Revolving Credit Facility, with respect to any U.S. Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the U.S. Revolving Credit Facility represented by such U.S. Revolving Credit Lender's U.S. Revolving Credit Commitment at such time, and (c) in respect of the Multinational Revolving Credit Facility, with respect to any Multinational Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Multinational Revolving Credit Facility represented by such Multinational Revolving Credit Lender's Multinational Revolving Credit Commitment at such time. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans has been terminated pursuant to Section 8.02 or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the U.S. Revolving Credit Facility or the Multinational Revolving Credit Facility, as the case may be, shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the U.S. Revolving Credit Facility or the Multinational Revolving Credit Facility, as the case may be, most recently in effect prior to such termination or expiration, after giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

      "Applicable Rate" means (a) in respect of each Revolving Credit Facility, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

                                                     Applicable Rate

 Pricing Level   Consolidated Leverage Ratio           Facility Fee              Eurocurrency Rate               Base Rate
       1                   =1.00:1                        0.080%                       0.370%                     0.000%
       2            >1.00:1 but <= 1.75:1                 0.100%                       0.400%                     0.000%
       3             >1.75:1 but = 2.50:1                 0.125%                       0.500%                     0.000%
       4             >2.50:1 but = 3.25:1                 0.150%                       0.700%                     0.000%
       5             >3.25:1 but = 4.00:1                 0.175%                       0.875%                     0.000%
       6                   >4.00:1                        0.200%                       1.050%                     0.000%;

and (b) in respect of the Term Facility, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to
Section 6.02(a):

                                    Applicable Rate

                 Consolidated Leverage
Pricing Level            Ratio              Eurocurrency Rate          Base Rate
      1                <=1.00:1                   0.450%                 0.00%
      2          >1.00:1 but <= 1.75:1            0.500%                 0.00%
      3          >1.75:1 but <= 2.50:1            0.625%                 0.00%
      4           >2.50:1 but <= 3.25:1           0.850%                 0.00%
      5           >3.25:1 but <= 4.00:1           1.050%                 0.000%
      6                 >4.00:1                   1.250%                0.000%.

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 6 shall apply as of the fifth Business Day after the date on which such Compliance Certificate was required to have been delivered until the date immediately following the date that such Compliance Certificate is delivered and then the Applicable Rate shall be determined as otherwise set forth herein. Notwithstanding the foregoing, the Applicable Rate in effect from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter ending April 30, 2007 shall be determined based upon Pricing Level 5.

      "Applicable Revolving Credit Percentage" means, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the aggregate of the U.S. Revolving Credit Facility and the Multinational Revolving Credit Facility represented by the aggregate of such Revolving Credit Lender's Revolving Credit Commitments at such time.

      "Applicable U.S. Revolving Credit Percentage" means, with respect to any U.S. Revolving Credit Lender at any time, such U.S. Revolving Credit Lender's Applicable Percentage in respect of the U.S. Revolving Credit Facility at such time.

      "Applicable Time" means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be reasonably determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment, in each case as specified from time to time upon reasonable notice given in writing by the Administrative Agent to the Company or the relevant Appropriate Lenders, as the case may be.

      "Applicant Borrower" has the meaning specified in Section 2.13(b).

      "Appropriate Lender" means, at any time, (a) with respect to any of the Term Facility, the U.S. Revolving Credit Facility or the Multinational Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan, a U.S. Revolving Credit Loan or a Multinational Revolving Credit Loan, respectively, at such time, (b) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.03(a), the Revolving Credit Lenders.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and a joint book manager.

      "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

      "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

      "Associate" means, with respect to any Person, (a) any corporation or organization (other than the Company or a Subsidiary of the Company) of which such Person is an officer, employee or partner or is, directly or indirectly, the beneficial owner of 10% or more of the shares of any class, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same place of residence as such Person or who is a director or officer of the Company or any of its Subsidiaries.

      "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

      "Audited Financial Statements" means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended April 30, 2006, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

      "Australian Dollar" and "A$" each mean the lawful currency of Australia.

      "Availability Period" means, in respect of each Revolving Credit Facility, the period from and including the Closing Date to the earliest of
(a) the Maturity Date for the Revolving Credit Facilities, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.05, and
(c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans pursuant to Section 8.02.

      "Bank of America" means Bank of America, N.A., and its successors.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Loan" means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in U.S. Dollars.

      "Blackwell" has the meaning specified in the Preliminary Statements.

      "Blackwell Loan" means the intercompany loan made by Blackwell to WEIHL in an aggregate principal amount not to exceed $100,000,000, in form and substance satisfactory to the Administrative Agent.

      "Blackwell's Pension Fund" means the defined benefit pension scheme established under a trust deed dated 24 March 1956, and currently governed by Rules dated 6 November 2001, as amended.

      "Borrower" and "Borrowers" each has the respective meaning specified in the introductory paragraph hereto.

      "Borrower Materials" has the meaning specified in Section 6.02.

      "Borrowing" means a U.S. Revolving Credit Borrowing, a Multinational Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in U.S. Dollars is located and:

            (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in U.S. Dollars, any fundings, disbursements, settlements and payments in U.S. Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in U.S. Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in U.S. Dollars are conducted by and between banks in the London interbank eurodollar market;

            (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which banks are open for business in Frankfurt/Main and London and which is a TARGET Day;

            (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than U.S. Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

            (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than U.S. Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than U.S. Dollars or Euro, or any other dealings in any currency other than U.S. Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

      "Canadian Dollar" and "C$" each mean the lawful currency of Canada.

      "Capital Expenditures" means, with respect to any Person for any period, any expenditure (other than expenditures financed with capital leases) in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). For purposes of this definition, the purchase price of equipment that is purchased substantially concurrently with the sale, trade-in or exchange of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the proceeds from the sale of such existing equipment, the credit granted by the seller of such equipment for the existing equipment being traded in or exchanged at such time or the amount of such insurance proceeds, as the case may be.

      "Capitalized Product Development Costs" means, with respect to any Person for any period, any expenditure in respect of up-front royalties, peer review and other costs in connection with the development of products produced and sold by the Loan Parties in accordance with Section 7.07 as determined in accordance with GAAP.

      "Cash Management Agreement" means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

      "Cash Management Bank" means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

      "CFC" means a Person that is a controlled foreign corporation under
Section 957 of the Code.

      "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

      "Change of Control" means an event or series of events by which:

            (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than Permitted Holders becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

            (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period,
      (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

            (c) any Person or two or more Persons acting in concert (other than Permitted Holders) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such securities; or

            (d) a "change of control" or any comparable term under, and as defined in, any bond, debenture, note, loan agreement or document to which a Loan Party is party or to which its property is subject and which relates to other debt with an aggregate outstanding principal amount in excess of $50,000,000, shall have occurred.

      "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 10.01.

      "Code" means the Internal Revenue Code of 1986.

      "Collateral" means all of the "Collateral" referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

      "Collateral Documents" means, collectively, the Pledge Agreements, each of the collateral assignments, Pledge Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

      "Commitment" means a Term Commitment, a U.S. Revolving Credit Commitment or a Multinational Revolving Credit Commitment, as the context may require.

      "Committed Loan Notice" means a notice of (a) a Term Borrowing, (b) a U.S. Revolving Credit Borrowing, (c) a Multinational Revolving Credit Borrowing, (d) a conversion of Loans from one Type to the other, or (e) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

      "Company" has the meaning specified in the introductory paragraph hereto.

      "Company Guaranty" means the Company Guaranty made by the Company in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

      "Consolidated EBITDA" means, at any date of determination, for the Company and its Consolidated Subsidiaries on a consolidated basis, Consolidated Net Income for the most recently completed Measurement Period plus, to the extent deducted in determining

Consolidated Net Income for such period, the aggregate amount of (a) Consolidated Interest Charges, (b) provisions for Federal, state, local and foreign income taxes payable, (c) depreciation and amortization and (d) any non-cash charges as a result of the application of FAS 123R (or any similar non-cash charges agreed to by the Administrative Agent).

      "Consolidated Fixed Charge Coverage Ratio" means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA less (ii) the aggregate amount of Federal, state, local and foreign income taxes paid in cash to (b) the sum of (i) Consolidated Interest Charges paid in cash, (ii) the aggregate principal amount of all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.03, and (iii) the aggregate amount of all Restricted Payments, in each case, of or by the Company and its Consolidated Subsidiaries on a consolidated basis for the most recently completed Measurement Period as determined in accordance with GAAP.

      "Consolidated Funded Indebtedness" means, as of any date of determination, for the Company and its Consolidated Subsidiaries on a consolidated basis in conformity with GAAP, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Consolidated Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Consolidated Subsidiary is a general partner or joint venturer to the extent the Company or such Consolidated Subsidiary, as the case may be, is liable therefor as a result of such Person's ownership interest in or other relationship with such partnership or joint venture, unless such Indebtedness is expressly made non-recourse to the Company or such Consolidated Subsidiary.

      "Consolidated Interest Charges" means, for any Measurement Period, for the Company and its Consolidated Subsidiaries on a consolidated basis in conformity with GAAP, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Consolidated Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Consolidated Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

      "Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Measurement Period.

      "Consolidated Net Income" means, at any date of determination, the net income (or loss) of the Company and its Consolidated Subsidiaries (excluding extraordinary gains and extraordinary losses) on a consolidated basis for the most recently completed Measurement Period as determined in conformity with GAAP.

      "Consolidated Subsidiary" means, as of any date, any Subsidiary or other Person the accounts of which would be consolidated with those of the Company in the consolidated financial statements delivered pursuant to Section 6.01(a) if such statements were prepared as of such date.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Credit Extension" means a Borrowing or an advance of a Loan, as the case may be.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, the Insolvency Act 1986 (UK), where applicable as amended by the Enterprise Act 2003 (UK), the German Insolvency Code (Insolvenzordnung) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, the United Kingdom, Germany or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means an interest rate equal to (after as well as before judgment) (a) the Base Rate plus (b) 2% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum.

      "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Term Loans or Revolving Credit Loans, or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless such amount is the subject of a good faith dispute or unless such failure has been cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

      "Designated Borrower" has the meaning specified in the introductory paragraph hereto.

      "Designated Borrower Notice" has the meaning specified in Section
2.13(b).

      "Designated Borrower Request and Assumption Agreement" has the meaning specified in Section 2.13(b).

      "Designated Subsidiary" means, collectively, each Domestic Subsidiary and each U.K. Subsidiary.

      "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

      "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

      "Eligible Assignee" means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

      "EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

      "EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

      "Euro" and "EUR" mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

      "Eurocurrency Rate" means, for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurocurrency Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

      "Eurocurrency Rate Loan" means a Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in U.S. Dollars or in an

Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

      "Event of Default" has the meaning specified in Section 8.01.

      "Excess Cash Flow" means, for any fiscal year of the Company, the excess (if any) of (a) Consolidated EBITDA for such fiscal year over (b) the sum (for such fiscal year) of (i) Consolidated Interest Charges actually paid in cash,
(ii) scheduled principal repayments, to the extent actually made, of Term Loans pursuant to Section 2.06(a), (iii) all income taxes actually paid in cash by the Company and its Consolidated Subsidiaries, (iv) Capital Expenditures actually made by the Company and its Consolidated Subsidiaries in such fiscal year, (v) Capitalized Product Development Costs to the extent reflected in the Company's statement of cash flows for such fiscal year and
(vi) dividends actually paid in cash by the Company in such fiscal year.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located and (c) except as provided in the following sentence, in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 3.01(a). Notwithstanding anything to the contrary contained in this definition, "Excluded Taxes" shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Obligor to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with the last paragraph of
Section 3.01(e).

      "Existing Credit Agreements" means, collectively, (a) that certain Credit Agreement, dated as of November 9, 2005, among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent for such lenders and (b) that certain Credit Agreement, dated as of April 21, 2005, among Wiley Europe Limited, Wiley-Vch Verlag GmbH & Co. KGAA and The Royal Bank of Scotland Plc, acting as agent for National Westminster Bank Plc.

      "Facility" means the Term Facility, the U.S. Revolving Credit Facility or the Multinational Revolving Credit Facility, as the context may require.

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal

Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

      "Fee Letter" means the letter agreement, dated November 7, 2006, among the Company, the Administrative Agent and the Arranger.

      "Financial Assistance Termination Date" means, with respect to any U.K. Subsidiary, the date on which a transaction that would have been prohibited by
Section 151 of the United Kingdom Companies Act 1985 is no longer prohibited.

      "Foreign Borrowers" means, collectively, each Borrower that is not a U.S. Borrower.

      "Foreign Lender" means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Foreign Government Scheme or Arrangement" has the meaning specified in
Section 5.12(d).

      "Foreign Obligor" means a Loan Party that is a Foreign Subsidiary.

      "Foreign Plan" has the meaning specified in Section 5.12(d).

      "Foreign Plan Event" means (a) termination in whole of a Foreign Plan by the Company or any of its Subsidiaries; (b) commencement of proceedings by the applicable pension regulator to terminate in whole a Foreign Plan; (c) withdrawal by the Company or any of its Subsidiaries from a "multi-employer pension plan," as defined under any applicable Foreign Government Scheme or Arrangement, other than from the Blackwell's Pension Fund as a result of the Acquisition; or (d) an event which constitutes grounds under any applicable Foreign Government Scheme or Arrangement for the applicable pension regulator to remove the administrator of a Foreign Plan.

      "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

      "GmbH" means a limited liability company under the Laws of Germany (Gesellschaft mit beschrankter Haftung).

      "German Borrower" means any Loan Party domiciled in Germany.

      "German Law" means the laws of Germany.

      "Germany" means the Federal Republic of Germany.

      "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

      "Granting Lender" has the meaning specified in Section 10.06(h).

      "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "Guaranties" means the Company Guaranty and the Subsidiary Guaranties.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Hedge Bank" means any Person that, at the time it enters into a Secured Hedge Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Secured Hedge Agreement.

      "Increase Effective Date" has the meaning specified in Section 2.14(d).

      "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

            (c) net obligations of such Person under any Swap Contract;

            (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 90 days after the date on which such trade account payable was initially due);

            (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (f) capital leases and Synthetic Lease Obligations;

            (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

            (h) all Guarantees of such Person in respect of any of the foregoing.

      For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such partnership or joint venture, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indemnitees" has the meaning specified in Section 10.04(b).

      "Information" has the meaning specified in Section 10.07.

      "Interest Period" means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter (subject to availability), as selected by the Company in its Committed Loan Notice; provided that:

            (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

      "Internal Control Event" means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Company's internal controls over financial reporting, in each case as described in the Securities Laws.

      "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance (excluding royalties paid in the ordinary course of business) or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit, or all or a substantial part of the business, of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "IP Rights" has the meaning specified in Section 5.17.

      "IRS" means the United States Internal Revenue Service.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

      "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), assignments and transfers for security purposes (e.g. "Sicherungsabtretungen" or "Sicherungsubereignungen"), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

      "Loan" means an extension of credit by a Lender to a Borrower under
Article II in the form of a Term Loan, a U.S. Revolving Credit Loan, a Multinational Revolving Credit Loan or a Swing Line Loan.

      "Loan Documents" means this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, each Guaranty, each Collateral Document, the Fee Letter, each Secured Hedge Agreement, each Secured Cash Management Agreement and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein; provided that for purposes of the definitions of "Excluded Taxes", "Material Adverse Effect", "Other Taxes" and "Transaction", Sections 1.02, 1.03 and 1.05 and Articles II through X (other than Section 10.16), "Loan Documents" shall not include Secured Hedge Agreements or Secured Cash Management Agreements.

      "Loan Parties" means, collectively, the Company, each Subsidiary Guarantor and each Designated Borrower.

      "Mandatory Cost" means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

      "Material Subsidiary" means, as of any date, any Subsidiary of the Company which (together with its Subsidiaries) accounts for (a) 5% or more of total assets of the Company and its Subsidiaries on a consolidated basis as of such date or (b) 5% or more of revenues of the Company and its Subsidiaries on a consolidated basis as of such date.

      "Maturity Date" means, (a) with respect to the Revolving Credit Facilities, February 2, 2012, and (b) with respect to the Term Facility, February 2, 2013; provided that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

      "Measurement Period" means, at any date of determination, the most recently completed four fiscal quarters of the Company.

      "Modified Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company, or any payment (whether in cash, securities or other property) on account of any return of capital to the Company's stockholders; provided that Modified Restricted Payments shall not include any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "Multinational Revolving Credit Borrowing" means a borrowing consisting of simultaneous Multinational Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Multinational Revolving Credit Lenders pursuant to Section 2.01(b)(ii).

      "Multinational Revolving Credit Commitment" means, as to each Lender, its obligation to make Multinational Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b)(ii), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Multinational Revolving Credit Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Multinational Revolving Credit Facility" means, at any time, the aggregate amount of the Multinational Revolving Credit Lenders' Multinational Revolving Credit Commitments at such time. As of the Closing Date, the Multinational Revolving Credit Facility is $135,000,000.

      "Multinational Revolving Credit Loan" has the meaning specified in
Section 2.01(b)(ii).

      "Multinational Revolving Credit Lender" means, at any time, any Lender that has a Multinational Revolving Credit Commitment at such time.

      "Net Assets" has the meaning specified in Section 2.13.

      "Net Cash Proceeds" means, with respect to any Disposition of any Collateral by any Loan Party, the excess, if any, of (a) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (b) the sum of (i) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction and (ii) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that if the amount of any estimated taxes pursuant to clause (ii) exceeds the amount of taxes ultimately determined to be actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds as of the time of such determination.

      "New UK Defined Benefit Scheme" means the registered pension scheme set up in respect of those employees of Blackwell Publishing Group who were previously members of the Blackwell's Pension Fund.

      "Note" means a Term Note or a Revolving Credit Note, as the context may require.

      "Obligations" means all advances to, and debts, liabilities, obligations covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

      "Organization Documents" means, (a) (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity and (b) with regards to a Person incorporated under German Law (i) the articles of association or partnership agreement (Satzung or Gesellschaftsvertrag) and (ii) to the extent applicable, a current excerpt of the entry of such Person in the commercial register (Handelsregisterauszug).

      "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "Outstanding Amount" means, (a) with respect to Term Loans, U.S. Revolving Credit Loans and Multinational Revolving Credit Loans on any date, the U.S. Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, U.S. Revolving Credit Loans and Multinational Revolving Credit Loans, as the case may be, occurring on such date; and (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Swing Line Loans occurring on such date.

      "Overnight Rate" means, for any day, (a) with respect to any amount denominated in U.S. Dollars, the greater of (i) the Federal Funds Rate and
(ii) an overnight rate determined by the Administrative Agent or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

      "Participant" has the meaning specified in Section 10.06(d).

      "Participating Member State" means each state so described in any EMU Legislation.

      "Patriot Act" means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

      "Patriot Act Disclosures" means all documentation and other information which the Administrative Agent or any Lender reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "PCAOB" means the Public Company Accounting Oversight Board.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute or, in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Permitted Acquisition" means an acquisition (whether pursuant to an acquisition of Equity Interests, assets or otherwise) by the Company or any Subsidiary of a business or a line of business from any Person or all or substantially all of the assets of any Person in which the following conditions are satisfied:

            (a) immediately before and after giving effect to such acquisition, no Default shall have occurred and be continuing or would result therefrom (including under Sections 6.13 and 7.07); and

            (b) in the case of any such acquisition in which the aggregate purchase price exceeds $50,000,000, the Company shall have delivered to the Administrative Agent a Compliance Certificate for the period of the most recently completed four full fiscal quarters immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 6.01) giving pro forma effect to the consummation of such acquisition and evidencing pro forma compliance with the covenants set forth in Section 7.11.

      "Permitted Holders" means Deborah E. Wiley, Peter Booth Wiley and William Bradford Wiley II, and their respective Affiliates and Associates.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "Platform" has the meaning specified in Section 6.02.

      "Pledge Agreement" has the meaning specified in Section 4.01(a)(iii).

      "Pledge Agreement Supplement" has the meaning specified in Section 4.01(a)(iii).

      "Pledged Debt" means, as to any Loan Party, the Indebtedness, if any, owing to such Loan Party and pledged as Collateral under and pursuant to the Collateral Documents.

      "Pledged Equity" means, as to any Loan Party, the Equity Interests, if any, owned by such Loan Party and pledged as Collateral under and pursuant to the Collateral Documents.

      "Pledged Interests" means, collectively as to any Loan Party, the Pledged Debt and Pledged Equity of such Loan Party.

      "Pro Forma Consolidated Leverage Ratio" means, as of the Closing Date, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Measurement Period, in each case after giving effect to the Transactions and the initial Credit Extension on a pro forma basis.

      "Quarterly Payment Date" has the meaning set forth in Section
2.07(c)(v).

      "Reduction Amount" has the meaning set forth in Section 2.04(b)(vi).

      "Register" has the meaning specified in Section 10.06(c).

      "Registered Public Accounting Firm" has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed by the Securities Laws.

      "Related Documents" means the Acquisition Agreement and each other material agreement, document or other instrument executed and delivered in connection with the Acquisition.

      "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

      "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice and (b) with respect to a Swing Line Loan, a Swing Line Loan Notice.

      "Required Lenders" means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each U.S. Revolving Credit Lender's risk participation and funded participation in Swing Line Loans being deemed "held" by such U.S. Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

      "Required Multinational Revolving Lenders" means, as of any date of determination, Multinational Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Multinational Revolving Credit Outstandings and (b) aggregate unused Multinational Revolving Credit Commitments; provided that the unused Multinational Revolving Credit Commitment of, and the portion of the Total Multinational Revolving Credit Outstandings held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Multinational Revolving Lenders.

      "Required Revolving Lenders" means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each U.S. Revolving Credit Lender's risk participation and funded participation in Swing Line Loans being deemed "held" by such U.S. Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitments of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

      "Required Term Lenders" means, as of any date of determination, Term Lenders holding more than 50% of the Term Facility on such date; provided that the portion of the Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

      "Required U.S. Revolving Lenders" means, as of any date of determination, U.S. Revolving Credit Lenders holding more than 50% of the sum of the (a) Total U.S. Revolving Credit Outstandings (with the aggregate amount of each U.S. Revolving Credit Lender's risk participation and funded participation in Swing Line Loans being deemed "held" by such U.S. Revolving Credit Lender for purposes of this definition) and (b) aggregate unused U.S. Revolving Credit Commitments; provided that the unused U.S. Revolving Credit Commitment of, and the portion of the Total U.S. Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required U.S. Revolving Lenders.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer, the general manager (Geschaftsfuhrer) or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company's stockholders.

      "Revaluation Date" means, with respect to any Loan, each of the following: (a) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (b) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to
Section 2.02, (c) each Quarterly Payment Date and (d) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall reasonably require.

      "Revolving Credit Borrowing" means, as the context may require, a U.S. Revolving Credit Borrowing or a Multinational Revolving Credit Borrowing.

      "Revolving Credit Commitments" means, as to each Revolving Credit Lender, its U.S. Revolving Credit Commitment and its Multinational Revolving Credit Commitment, if any.

      "Revolving Credit Facility" means, collectively, the U.S. Revolving Credit Facility and the Multinational Revolving Credit Facility.

      "Revolving Credit Lender" means, at any time, any Lender that has a Revolving Credit Commitment at such time.

      "Revolving Credit Loans" means, collectively, the U.S. Revolving Credit Loans and the Multinational Revolving Credit Loans.

      "Revolving Credit Note" means a promissory note made by a Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.

      "Same Day Funds" means (a) with respect to disbursements and payments in U.S. Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in such Alternative Currency.

      "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Second Funding Date" means February 8, 2007, but only if (a) the conditions precedent in Section 4.01 have been satisfied or waived in accordance with Section 10.01 and (b) there has been no event or circumstance since the Closing Date that has had or could be reasonably expected to have, either individually or in the aggregate, (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries (including Blackwell and its Subsidiaries) taken as a whole, (ii) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party, or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

      "Secured Cash Management Agreement" means any Cash Management Agreement that is entered into by and between a Loan Party and any Cash Management Bank.

      "Secured Hedge Agreement" means any interest rate Swap Contract permitted under Article VII that is entered into by and between a Loan Party and any Hedge Bank.

      "Secured Parties" means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to
Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

      "Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

      "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the assets of such Person, at a fair valuation, is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond the ability of such Person to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and such Person is not about to engage in a business or a transaction, for which the assets of such Person would constitute an unreasonably small capital after giving effect to transactions contemplated by this Agreement. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

      "SPC" has the meaning specified in Section 10.06(h).

      "Special Notice Currency" means, at any time, an Alternative Currency, other than the currency of a country located in North America or Europe that is a member of the Organization for Economic Cooperation and Development at such time.

      "Spot Rate" for a currency means the rate determined by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the relevant foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Administrative Agent does not have as of the date of determination a spot buying rate for any such currency.

      "Sterling" and "(pound)" mean the lawful currency of the United Kingdom.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Company.

      "Subsidiary Guarantors" means, collectively, the Subsidiaries listed on
Schedule 6.13 and each other Subsidiary that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.13.

      "Subsidiary Guaranty" means each Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit G (including any modifications necessary for Foreign Subsidiaries).

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and
(b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

      "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.03.

      "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.03.

      "Swing Line Lender" means Bank of America, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

      "Swing Line Loan" has the meaning specified in Section 2.03(a).

      "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.03(b), which, if in writing, shall be substantially in the form of Exhibit B.

      "Swing Line Sublimit" means an amount equal to the lesser of (a) $25,000,000 and (b) the U.S. Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the U.S. Revolving Credit Facility.

      "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

      "TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

      "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

      "Term Borrowing" means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

      "Term Commitment" means, as to each Term Lender, its obligation to make Term Loans to the Company pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender's name on Schedule 2.01 under the caption "Term Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Term Facility" means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time. As of the Closing Date, the Term Facility is $675,000,000.

      "Term Lender" means (a) at any time on or prior to the Closing Date, any Lender that has a Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time.

      "Term Loan" means an advance made by any Term Lender under the Term Facility.

      "Term Note" means a promissory note made by the Company in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C-1.

      "Threshold Amount" means $7,500,000.

      "Total Multinational Revolving Credit Outstandings" means the aggregate Outstanding Amount of all Multinational Revolving Credit Loans.

      "Total Outstandings" means the aggregate Outstanding Amount of all Loans.

      "Total Revolving Credit Outstandings" means the aggregate Outstanding Amount of all Revolving Credit Loans and Swing Line Loans.

      "Total U.S. Revolving Credit Outstandings" means the aggregate Outstanding Amount of all U.S. Revolving Credit Loans and Swing Line Loans.

      "Transaction" means, collectively, (a) the consummation of the Acquisition, (b) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents and the Related Documents to which they are or are intended to be a party, (c) the refinancing of all outstanding Indebtedness under the Existing Credit Agreements, and the termination of all commitments with respect thereto and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

      "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

      "UCC" means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

      "U.K. Subsidiary" means any Subsidiary that is incorporated under the Laws of England and Wales.

      "U.S. Borrowers" means, collectively, the Company and each other Borrower that is organized under the laws of any political subdivision of the United States.

      "U.S. Dollar" and "$" mean lawful money of the United States.

      "U.S. Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in U.S. Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in U.S. Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (as determined in respect of the most recent Revaluation Date in accordance with Section 1.05(a)) for the purchase of U.S. Dollars with such Alternative Currency.

      "U.S. Revolving Credit Borrowing" means a borrowing consisting of simultaneous U.S. Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the U.S. Revolving Credit Lenders pursuant to Section 2.01(b)(i).

      "U.S. Revolving Credit Commitment" means, as to each Lender, its obligation to (a) make U.S. Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b)(i) and (b) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "U.S. Revolving Credit Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "U.S. Revolving Credit Facility" means, at any time, the aggregate amount of the U.S. Revolving Credit Lenders' U.S. Revolving Credit Commitments at such time. As of the Closing Date, the U.S. Revolving Credit Facility is $540,000,000.

      "U.S. Revolving Credit Loan" has the meaning specified in Section 2.01(b)(i).

      "U.S. Revolving Credit Lender" means, at any time, any Lender that has a U.S. Revolving Credit Commitment at such time.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "United Kingdom" and "U.K." means the United Kingdom of Great Britain and Northern Ireland.

      "United States" and "U.S." mean the United States of America.

      "WHMIH" means Wiley HMI Holdings, Inc., a Delaware corporation.

      "Wiley Europe Investment" has the meaning specified in the Preliminary Statements.

      "Wiley Germany" has the meaning specified in the introductory paragraph hereto.

      "Wiley UK" has the meaning specified in the introductory paragraph hereto.

      1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

            (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof,
      (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

            (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

      (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      (c) Certain Financial Calculations. As of any date of determination, for purposes of determining the Consolidated Leverage Ratio, the Pro Forma Consolidated Leverage Ratio or the Consolidated Fixed Charge Coverage Ratio (and any financial calculations required to be made or included within such ratios), the calculation of such ratios and other financial calculations shall include or exclude, as the case may be, the effect of any assets or businesses that have been acquired or Disposed of by the Company or any of its Consolidated Subsidiaries pursuant to the terms hereof (including the Acquisition and including through mergers or consolidations) as of such date of determination, as determined by the Company on a pro forma basis in accordance with GAAP, which determination may include one-time adjustments or reductions in costs, if any, directly attributable to any such permitted Disposition or permitted acquisition (without giving effect to any cost-savings or adjustments relating to synergies resulting from an acquisition except as the Required Lenders shall otherwise agree), as the case may be, in each case (i) calculated in accordance with Regulation S-X of the Securities Act of 1933 for the most recently completed Measurement Period and
(ii) giving effect to any such permitted acquisition or permitted Disposition as if it had occurred on the first day of such Measurement Period.

      (d) Applicable Rate. If, as a result of any restatement of or other adjustment to the financial statements of the Loan Parties or for any other reason, the Lenders determine that (i) the Consolidated Leverage Ratio as calculated in any Compliance Certificate delivered by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the

Consolidated Leverage Ratio would have resulted in a different Applicable Rate for any period, then (A) if the proper calculation of the Consolidated Leverage Ratio would have resulted in a higher Applicable Rate for such period, the Borrowers shall automatically and retroactively be obligated to pay to the Administrative Agent for the benefit of the applicable Lenders, promptly on demand by the Administrative Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (B) if the proper calculation of the Consolidated Leverage Ratio would have resulted in a lower Applicable Rate for such period, the Lenders shall have no obligation to repay any interest or fees to the Borrowers or any other Loan Party; provided that if, as a result of any restatement or other event a proper calculation of the Consolidated Leverage Ratio would have resulted in a higher Applicable Rate for one or more periods and a lower Applicable Rate for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by the Borrowers pursuant to clause (A) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods.

      (e) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB Interpretation No. 46 - Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

      1.04 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      1.05 Exchange Rates; Currency Equivalents. (a) As of each Revaluation Date, the Administrative Agent shall determine the relevant Spot Rates to be used for calculating U.S. Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than U.S. Dollars) for purposes of the Loan Documents shall be such U.S. Dollar Equivalent amount as so determined by the Administrative Agent.

            (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan an amount, such as a required minimum or multiple amount, is expressed in U.S. Dollars, but such Borrowing or Eurocurrency Rate Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such U.S. Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

      1.06 Additional Alternative Currencies. (a) The Company may from time to time request that Eurocurrency Rate Loans be made in a currency other than those specifically listed in the definition of "Alternative Currency"; provided that such requested currency is a lawful currency (other than U.S. Dollars) that is readily available and freely transferable and convertible into U.S. Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders.

            (b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension. In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans in such requested currency.

            (c) Any failure by a Lender to respond to such request within the time period specified in the preceding clause (b) shall be deemed to be a refusal by such Lender to permit Eurocurrency Rate Loans to be made in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.

      1.07 Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

            (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

            (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to such change in currency.

      1.08 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                                  ARTICLE II.
                     THE COMMITMENTS AND CREDIT EXTENSIONS

      2.01 The Loans. (a) The Term Borrowing. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan to the Company in U.S. Dollars on the Second Funding Date in an amount not to exceed such Term Lender's Applicable Percentage of the Term Facility. The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Percentage of the Term Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

            (b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, (i) each U.S. Revolving Credit Lender severally agrees to make loans (each such loan, a "U.S. Revolving Credit Loan") to the U.S. Borrowers in U.S. Dollars, from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's U.S. Revolving Credit Commitment and (ii) each Multinational Revolving Credit Lender severally agrees to make loans (each such loan, a "Multinational Revolving Credit Loan") to the Borrowers in U.S. Dollars or in one or more Alternative Currencies, from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Multinational Revolving Credit Commitment; provided that the aggregate amount of Borrowings of U.S. Revolving Credit Loans and Multinational Revolving Credit Loans prior to the Second Funding Date shall not exceed $300,000,000; provided further that, after giving effect to any Revolving Credit Borrowing, (A)
      (1) the Total U.S. Revolving Credit Outstandings shall not exceed the U.S. Revolving Credit Facility and (2) the Total Multinational Revolving Credit Outstandings shall not exceed the Multinational Revolving Credit Facility, and (B) (1) the aggregate Outstanding Amount of the U.S. Revolving Credit Loans of any Lender plus such Lender's Applicable U.S. Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender's U.S. Revolving Credit Commitment and (2) the aggregate Outstanding Amount of the Multinational Revolving Credit Loans of any Lender shall not exceed such Revolving Credit Lender's Multinational Revolving Credit Commitment. Within the limits of each Revolving Credit Lender's Revolving Credit Commitments, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.04, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

      2.02 Borrowings, Conversions and Continuations of Loans.

      (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Company's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in U.S. Dollars, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Company pursuant to this
Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of (x) in the case of Eurocurrency Rate Loans denominated in U.S. Dollars, $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (y) in the case of Eurocurrency Rate Loans denominated in an Alternative Currency, $500,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Term Borrowing, a U.S. Revolving Credit Borrowing, a Multinational Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Loans to be borrowed, and (vii) if applicable, the Designated Borrower. If the Company fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Loans so requested shall be made in U.S. Dollars. If the Company fails to specify a Type of Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans; provided that, in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Rate Loan.

      (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage under the applicable Facility of the applicable Term Loans, U.S. Revolving Credit Loans or Multinational Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or automatic continuation of Loans denominated in a currency other than U.S. Dollars, in each case as described in the preceding clause. In the case of a Term Borrowing, a U.S. Revolving Credit Borrowing or a Multinational Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in U.S. Dollars, and not later than the Applicable Time specified by the Administrative Agent, in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or
(ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company.

      (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in U.S. Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be redenominated into U.S. Dollars in the amount of the U.S. Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

      (d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

      (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than seventeen Interest Periods in effect with respect to Loans.

      2.03 Swing Line Loans.

      (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, to make loans in U.S. Dollars (each such loan, a "Swing Line Loan") to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of U.S. Revolving Credit Loans of the U.S. Revolving Credit Lender acting as Swing Line Lender, may exceed the amount of such Lender's U.S. Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, (i) the Total U.S. Revolving Credit Outstandings shall not exceed the U.S. Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the U.S. Revolving Credit Loans of any U.S. Revolving Credit Lender at such time, plus such U.S. Revolving Credit Lender's Applicable U.S. Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender's U.S. Revolving Credit Commitment, and provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.03, prepay under Section 2.04, and reborrow under this Section
2.03. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each U.S. Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender's Applicable U.S. Revolving Credit Percentage times the amount of such Swing Line Loan.

      (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000 and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any U.S. Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing
(A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of
Section 2.03(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Lender Same Day Funds.

      (c) Refinancing of Swing Line Loans.

            (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line

      Lender to so request on its behalf), that each U.S. Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender's Applicable U.S. Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the U.S. Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each U.S. Revolving Credit Lender shall make an amount equal to its Applicable U.S. Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent's Office for U.S. Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to
      Section 2.03(c)(ii), each U.S. Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

            (ii) If for any reason any Swing Line Loan cannot be refinanced by a U.S. Revolving Credit Borrowing in accordance with Section 2.03(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the U.S. Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each U.S. Revolving Credit Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.03(c)(i) shall be deemed payment in respect of such participation.

            (iii) If any U.S. Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender's U.S. Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

            (iv) Each U.S. Revolving Credit Lender's obligation to make U.S. Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including
      (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each U.S. Revolving Credit Lender's obligation to make U.S. Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

      (d) Repayment of Participations.

            (i) At any time after any U.S. Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such U.S. Revolving Credit Lender its Applicable U.S. Revolving Credit Percentage in the same funds as those received by the Swing Line Lender.

            (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each U.S. Revolving Credit Lender shall pay to the Swing Line Lender its Applicable U.S. Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the U.S. Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

      (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each U.S. Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.03 to refinance such U.S. Revolving Credit Lender's Applicable U.S. Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable U.S. Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

      (f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

      2.04 Prepayments.

      (a) Optional. (i) Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans, U.S. Revolving Credit Loans and Multinational Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in U.S. Dollars, (2) four Business Days (or five, in the case of prepayment of Loans denominated in a Special Notice Currency) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (3) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurocurrency Rate Loans denominated in U.S. Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (C) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; and (D) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's ratable portion of such prepayment (based on such Lender's Applicable Percentage in respect of the relevant Facility). If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of outstanding Term Loans pursuant to this Section 2.04(a) shall be applied to the principal repayment installments thereof as directed by the Company, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

            (ii) The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $1,000,000 or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

      (b) Mandatory. (i) Within ten Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Company shall prepay an aggregate principal amount of Loans equal to the excess (if any) of
(A) the applicable percentage set forth below of Excess Cash Flow for the fiscal year covered by such financial statements over (B) the aggregate principal amount of Term Loans prepaid during such fiscal year pursuant to
Section 2.04(a)(i) (other than any such prepayment applied to all or any portion of a principal repayment installment that was due and payable during such fiscal year), such prepayments to be applied as set forth in clauses
(iii) and (vi) below:

----------------------------------- --------------------------
                                       Applicable Percentage
    Consolidated Leverage Ratio         of Excess Cash Flow
----------------------------------- --------------------------
              > 3.50:1                          50%
----------------------------------- --------------------------
              <= 3.50:1                          0%
----------------------------------- --------------------------

            (ii) If any Loan Party or any of its Subsidiaries Disposes of any Collateral (other than any Disposition of any Collateral permitted by Section 7.05(a), (b), (c), (d) or (e)) which results in the realization by such Person of Net Cash Proceeds in excess of $10,000,000 in any fiscal year, the Company shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received in such fiscal year immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clauses (iii) and (vi) below).

            (iii) Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.04(b) shall be applied, first, to the principal repayment installments of the Term Facility on a pro-rata basis and, second, to the Revolving Credit Facilities in the manner set forth in clause (vi) of this Section 2.04(b); provided that no prepayment of Loans pursuant to clause (b)(i) above shall be applied to the Revolving Credit Facilities.

            (iv) If for any reason the Total U.S. Revolving Credit Outstandings at any time exceed the U.S. Revolving Credit Facility at such time, the U.S. Borrowers shall immediately prepay U.S. Revolving Credit Loans and Swing Line Loans in an aggregate amount equal to such excess, and such prepayments shall be applied first, to the Swing Line Loans, and second, ratably to the outstanding U.S. Revolving Credit Loans having such Interest Periods as the Company may specify or, if not so specified by the Company, as determined by the Administrative Agent.

            (v) If for any reason (other than due to changes in currency exchange rates) the Total Multinational Revolving Credit Outstandings at any time exceed the Multinational Revolving Credit Facility at such time, the Borrowers shall immediately prepay Multinational Revolving Credit Loans in an aggregate amount equal to such excess. If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Multinational Revolving Credit Facility then in effect as a result of changes in currency exchange rates, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Multinational Revolving Credit Loans in an aggregate amount equal to such excess. All prepayments under this clause (v) shall be applied to outstanding Multinational Revolving Credit Loans having such Interest Periods as the Company may specify or, if not so specified by the Company, as determined by the Administrative Agent.

            (vi) Prepayments of the Revolving Credit Facilities made by the Company pursuant to clause (b)(ii) above, shall be applied ratably to
      (A) Total Multinational Revolving Credit Outstandings, to be applied to outstanding Multinational Revolving Credit Loans on a pro rata basis and
      (B) Total U.S. Revolving Credit Outstandings, to be applied, first, to the Swing Line Loans, and second, ratably to the outstanding U.S.

      Revolving Credit Loans on a pro rata basis; and, the amount remaining, if any, after the prepayment in full of all Swing Line Loans and Revolving Credit Loans outstanding at such time (the sum of such prepayment amounts and remaining amount being, collectively, the "Reduction Amount") may be retained by the Borrowers for use in the ordinary course of its business, and each Revolving Credit Facility shall be automatically and permanently reduced on a pro rata basis by the Reduction Amount as set forth in Section 2.05(b)(ii).

      2.05 Termination or Reduction of Commitments. (a) Optional. The Company may, upon notice to the Administrative Agent, terminate each of the U.S. Revolving Credit Facility and/or the Multinational Revolving Credit Facility, or from time to time permanently reduce each of the U.S. Revolving Credit Facility and/or the Multinational Revolving Credit Facility; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of such termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Company shall not terminate or reduce (A) the U.S. Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total U.S. Revolving Credit Outstandings would exceed the U.S. Revolving Credit Facility or (B) the Multinational Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Multinational Revolving Credit Outstandings would exceed the Multinational Revolving Credit Facility.

      (b) Mandatory. (i) The aggregate Term Commitments shall be automatically and permanently reduced to zero on the date of the Term Borrowing.

            (ii) Each Revolving Credit Facility shall be automatically and permanently reduced on a pro rata basis on each date on which the prepayment of Revolving Credit Loans outstanding thereunder is required to be made pursuant to Section 2.04(b)(ii) by an amount equal to the applicable Reduction Amount.

            (iii) If, after giving effect to any reduction of the Revolving Credit Facilities under this Section 2.05, the Swing Line Sublimit exceeds the aggregate amount of the U.S. Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess.

      (c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of any Revolving Credit Commitments under this Section 2.05. Upon any reduction of any Revolving Credit Commitments, the applicable Revolving Credit Commitment of each applicable Revolving Credit Lender shall be reduced by such Lender's Applicable Percentage of such reduction amount. All fees in respect of each Revolving Credit Facility accrued until the effective date of any termination of such Revolving Credit Facility shall be paid on the effective date of such termination.

      2.06 Repayment of Loans.

      (a) Term Loans. The Company shall repay to the Term Lenders the aggregate principal amount of all Term Loans outstanding on the Maturity Date for Term Loans and on each Quarterly Payment Date occurring during each period set forth below in the respective amounts set forth opposite such periods (which amounts shall be reduced as a result of the application of prepayments in accordance with the respective orders of priority set forth in Section 2.04):

--------------------------------------------- ---------------------------------------
                   Period                                     Amount
--------------------------------------------- ---------------------------------------
    Closing Date through (and including)                        $0
             September 30, 2007
--------------------------------------------- ---------------------------------------
         December 31, 2007 through                         $11,250,000
       (and including) March 31, 2009
--------------------------------------------- ---------------------------------------
June 30, 2009 through (and including) March                $16,875,000
                  31, 2010
--------------------------------------------- ---------------------------------------
June 30, 2010 through (and including) March                $22,500,000
                  31, 2011
--------------------------------------------- ---------------------------------------
June 30, 2011 through (and including) March                $28,125,000
                  31, 2012
--------------------------------------------- ---------------------------------------
   June 30, 2012 through (and including)                   $33,750,000
             December 31, 2012
--------------------------------------------- ---------------------------------------
        Maturity Date for Term Loans           $236,250,000 or the then outstanding
                                               principal amount of all Term Loans,
                                                           if different
--------------------------------------------- ---------------------------------------

      (b) Revolving Credit Loans. Each Borrower shall repay to the (i) U.S. Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facilities the aggregate principal amount of all U.S. Revolving Credit Loans made to such Borrower outstanding on such date and (ii) Multinational Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facilities the aggregate principal amount of all Multinational Revolving Credit Loans made to such Borrower outstanding on such date.

      (c) Swing Line Loans. The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the U.S. Revolving Credit Facility.

      2.07 Interest.

      (a) Subject to the provisions of clause (b) below, (i) each Eurocurrency Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate for such Facility plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the U.S. Revolving Credit Facility.

      (b) While any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

      (c) Interest on each Loan shall be due and payable in arrears on each of the dates and in the manner set forth below and as otherwise specified herein:

            (i) on the applicable Maturity Date in respect of such Loan,

            (ii) with respect to any Eurocurrency Rate Loan, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Eurocurrency Rate Loan, on the principal amount so paid or prepaid,

            (iii) on that portion of any Loans that are declared due and owing pursuant to Section 8.02(b),

            (iv) as to any Loan other than a Base Rate Loan, on the last day of each Interest Period applicable to such Loan; provided that, if any Interest Period for a Eurocurrency Rate Loan exceeds three months, interest shall be due and payable on such Loan in arrears on the respective dates that fall every three months after the beginning of such Interest Period; and

            (v) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December (each a "Quarterly Payment Date").

      (d) Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      2.08 Fees.

      (a) Facility Fee. The Company shall pay to the Administrative Agent, for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a facility fee in U.S. Dollars equal to the Applicable Rate times the actual daily aggregate amount of the Revolving Credit Facilities (or, if any Revolving Credit Facility has terminated, the actual daily Outstanding Amount of all Revolving Credit Loans and, if applicable, Swing Line Loans with respect to such Facility shall be used), regardless of usage. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Revolving Credit Loans or Swing Line Loans remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on each Quarterly Payment Date, commencing with the first such date to occur after the Closing Date and on the last day of the Availability Period (and, if applicable, thereafter on demand).

The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

      (b) Other Fees. (i) The Company shall pay to the Arranger and the Administrative Agent for their own respective accounts, in U.S. Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

            (ii) Each Borrower shall pay to the Lenders, in U.S. Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      2.09 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      2.10 Evidence of Debt.

      (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

      (b) In addition to the accounts and records referred to in clause (a), each U.S. Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any U.S. Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

      2.11 Payments Generally; Administrative Agent's Clawback.

      (a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in U.S. Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in U.S. Dollars in the U.S. Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in U.S. Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

      (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the

Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

            (ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Appropriate Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Appropriate Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

      A notice from the Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

      (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

      (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

      (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      (f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied
(i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

      2.12 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of
(a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans and subparticipations in Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

            (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

            (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Swing

      Line Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

      Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

      2.13 Designated Borrowers. (a) Effective as of the date hereof, each of Wiley UK and Wiley Germany shall be a "Designated Borrower" hereunder and may receive Loans for its account on the terms and conditions set forth in this Agreement.

      (b) The Company may at any time, upon not less than 15 Business Days' notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Subsidiary of the Company (an "Applicant Borrower") as a Designated Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of
Exhibit I (a "Designated Borrower Request and Assumption Agreement"). The parties hereto acknowledge and agree that, prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein, the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents (including Collateral Documents) or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders in their sole discretion, and Notes signed by such new Borrowers to the extent any Lenders so require. If the Administrative Agent and all Lenders agree that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit J (a "Designated Borrower Notice") to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.

      (c) The Obligations of the Company and each Designated Borrower that is a Domestic Subsidiary shall be joint and several in nature. The Obligations of all Designated Borrowers that are Foreign Subsidiaries shall be joint and several in nature; provided that any liability by a German Borrower which is a GmbH for Obligations of any other Foreign Subsidiaries shall be limited as follows:

The obligation of such German Borrower under this Section 2.13(c) shall to the extent that it secures liabilities of an affiliated company (verbundenes Unternehmen) within the meaning of s15 German Stock Corporation Act (Aktiengesetz) (other than a direct or indirect Subsidiary) be limited to an amount equal to the relevant German Borrower's net assets (its total assets as calculated in accordance with Section 266(2) A, B and C of the German Commercial Code (Handelsgesetzbuch) less its liabilities (and liability reserves (Ruckstellungen)) calculated in accordance with Section 266(3) B and C of the German Commercial Code and its registered share capital (Stammkapital) (the "Net Assets") of the relevant German Borrower in accordance with s30 German Limited Liability Company Act (GmbH-Gesetz), provided that for the purposes of the calculation of this amount the following balance sheet items shall be adjusted as follows:

            (i) the amount of any increase of registered share capital (Stammkapital) after the date of this Agreement that has been effected without the prior written consent of the Administrative Agent shall be deducted from the registered share capital (Stammkapital);

            (ii) loans provided to the German Borrower by the its parent or any of its affiliated companies within the meaning of ss. 15 of the German Stock Corporation Act (Aktiengesetz) as far as such loans are subordinated or qualify under ss. 32a of the German Limited Liability Companies Act (GmbH-Gesetz) or ss. 172a of the German Commercial Code
      (HGB), shall be disregarded; and

            (iii) loans and other contractual liabilities incurred in violation of the provisions of the Loan Documents shall be disregarded.

      Each German Borrower shall, if and to the extent that it has not sufficient assets to make payments under this Section 2.13(c) to pay off Obligations of a Foreign Subsidiary, realize any of its assets which are shown in its balance sheet with a book value (Buchwert) that is significantly lower than the market value of the asset and which is not essentially necessary for the relevant German Borrower's business (betriebsnotwendig).

      (d) Each Subsidiary of the Company that is or becomes a "Designated Borrower" pursuant to this Section 2.13 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices,
(ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder in the event the Company notifies the Administrative Agent that such Loans are to be directly disbursed to it. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

      (e) The Company may from time to time, upon not less than 15 Business Days' notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower's status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower's status.

      2.14 Increase in Revolving Credit Facility.

      (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Revolving Credit Lenders), the Company may from time to time request an increase in the Revolving Credit Facilities by an amount (for all such requests) not exceeding $250,000,000; provided that any such request for an increase shall be in a minimum amount of $50,000,000. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Credit Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Revolving Credit Lenders).

      (b) Lender Elections to Increase. Each Revolving Credit Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitments and, if so, whether by an amount equal to, greater than, or less than its Applicable Revolving Credit Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitments.

      (c) Notification by Administrative Agent; Additional Revolving Credit Lenders. The Administrative Agent shall notify the Company and each Revolving Credit Lender of the Revolving Credit Lenders' responses to each request made under this Section 2.14. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the Swing Line Lender (which approvals shall not be unreasonably withheld or delayed), the Company may also invite additional Eligible Assignees to become Revolving Credit Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

      (d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.

      (e) Conditions to Effectiveness of Increase. As a condition precedent to any such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party, dated as of the Increase Effective Date (in sufficient copies for each Lender) and signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that, for purposes of this Section 2.14, the representations and warranties contained in clauses (a) and (b) of Section
5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (B) no Default exists and (C) for the period of the most recently completed four full fiscal quarters immediately preceding the Increase Effective Date, the Company is in compliance with the covenants set forth in Section 7.11, which certificate shall be prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 6.01 and the most recent Compliance Certificate delivered pursuant to Section 6.02(a) and shall evidence such compliance in reasonable detail. The Borrowers shall prepay any Revolving Credit Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from any nonratable increase in the Revolving Credit Commitments of any Revolving Credit Lenders under this Section.

      (f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

                                 ARTICLE III.
                    TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01 Taxes.

      (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that, if the applicable Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of clause (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) Indemnification by the Borrowers. Each Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

      (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

      Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

            (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

            (ii) duly completed copies of Internal Revenue Service Form
      W-8ECI,

            (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

            (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.

Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender's status for U.S. withholding tax purposes, each

Lender agrees promptly to deliver to the Administrative Agent or the Company, as the Administrative Agent or the Company shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender's entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrowers pursuant to this Agreement or otherwise to establish such Lender's status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

      (f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This clause shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

      3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in U.S. Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, U.S. Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in U.S. Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in U.S. Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

      3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof (a) deposits (whether in U.S. Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in U.S. Dollars or an Alternative Currency), or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

      3.04 Increased Costs; Reserves on Eurocurrency Rate Loans.

      (a) Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e)) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below);

            (ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section
      3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

            (iii) result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

            (iv) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

      (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

      (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

      (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's right to demand such compensation, provided that no Borrower shall be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

      (e) Additional Reserve Requirements. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitments or Loans by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided that the Company shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant date on which interest is payable on such Loan, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

      3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense (other than lost profits) incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

            (b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified the Company or the applicable Designated Borrower;

            (c) any failure by any Borrower to make payment of any Loan (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

            (d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

      3.06 Mitigation Obligations; Replacement of Lenders.

      (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and
(ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay (or to cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) Replacement of Lenders. If any Lender requests compensation under
Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 10.13.

      3.07 Survival. All of the Borrowers' obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                  ARTICLE IV.
                   CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

      (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

            (i) executed counterparts of this Agreement and the Guaranties, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

            (ii) Notes executed by the Borrowers in favor of each Lender requesting Notes;

            (iii) except for the German Borrowers, pledge agreements, in substantially the form of Exhibit H (including any modifications necessary for Foreign Subsidiaries) (together with each other pledge agreement (including any foreign law-governed pledge agreement) and pledge agreement supplement delivered pursuant to Section 6.13, in each case as amended, the "Pledge Agreement," and, with respect to any supplement thereto, a "Pledge Agreement Supplement"), duly executed by each Loan Party, together with:

                  (A) certificates representing the Pledged Equity referred to therein accompanied by undated stock powers (or other transfers, stock transfer forms or equivalent) executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                  (B) proper financing statements in form appropriate for
            filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Pledge Agreement, covering the Collateral described in the Pledge Agreement,

                  (C) completed requests for information, dated on or before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements, and

                  (D) evidence that all other action that the Administrative
            Agent may deem necessary or desirable in order to perfect the Liens created under the Pledge Agreement has been taken (including receipt of duly executed payoff letters and UCC-3 termination statements);

            (iv) certificates executed by a secretary, assistant secretary or equivalent of each Loan Party, which certify and attach true and complete copies of the Organization Documents of each Loan Party, resolutions of its board of directors or equivalent governing body and incumbency of signatories (or equivalents) to the Loan Documents;

            (v) such customary documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing and is qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

            (vi) a favorable opinion of (A) Sidley Austin LLP, counsel to the Loan Parties, and (B) Gary M. Rinck, internal counsel to the Loan Parties, in each case, addressed to the Administrative Agent and each Lender ;


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

            (vii) a favorable opinion of DLA Piper UK LLP, local counsel to the Loan Parties in the United Kingdom, addressed to the Administrative Agent and each Lender party hereto on the Closing Date;

            (viii) a favorable opinion of DLA Piper UK LLP, local counsel to the Loan Parties in Germany, addressed to the Administrative Agent and each Lender party hereto on the Closing Date;

            (ix) a certificate of a Responsible Officer of the Company either
      (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against each Loan Party of the Loan Documents to which it is a party, if any, and certifying that such consents, licenses and approvals are in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

            (x) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that (1) with respect to the Company and its Subsidiaries, there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (2) with respect to Blackwell and its Subsidiaries, there has been no event or circumstance since December 31, 2005, that has had or could be reasonably expected to have, either individually or in the aggregate, a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of Blackwell and its Subsidiaries, taken as a whole;

            (xi) a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Company ended on October 31, 2006, signed by a Responsible Officer of the Company and evidencing that the Pro Forma Consolidated Leverage Ratio is less than or equal to 4.50:1 (and evidencing the calculation thereof, which shall be made in good faith in a manner and using such methodology which is satisfactory to the Administrative Agent);

            (xii) a certificate from the chief financial officer of the Company attesting to each Loan Party's Solvency both before and after giving effect to the Transaction;

            (xiii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

            (xiv) certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lenders;

            (xv) (A) the Audited Financial Statements, (B) the annual (or other audited) financial statements of Blackwell and its Subsidiaries for the fiscal years ended 2003, 2004 and 2005, interim financial statements of Blackwell and its Subsidiaries dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lenders' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the Closing Date) and (C) pro forma


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

      historical and projected combined financial statements as to the Company, Blackwell and their respective Subsidiaries, and forecasts prepared by management of the Company of balance sheets, income statements and cash flow statements on an annual basis for each year until the latest Maturity Date;

            (xvi) evidence that the Existing Credit Agreements have been or concurrently with the Closing Date are being terminated, that all obligations thereunder have been repaid in full and that all Liens securing obligations under the Existing Credit Agreements have been or concurrently with the Closing Date are being released; and

            (xvii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the Swing Line Lender or the Required Lenders reasonably may require.

      (b) The Lenders shall have completed a due diligence investigation of the Loan Parties, Blackwell and their respective Subsidiaries in scope, and with results, satisfactory to the Lenders.

      (c) The Lenders shall be satisfied that the Acquisition shall have been (or is concurrently being) consummated in accordance with the terms of the Related Documents (without any material alterations, amendments, supplements or other modifications thereto or any waivers of material conditions thereunder, in each case without the prior consent of the Lenders) and applicable Law.

      (d) The Administrative Agent and each Lender shall have received all Patriot Act Disclosures requested by them prior to execution of this Agreement.

      (e) Any fees required to be paid on or before the Closing Date shall have been paid.

      (f) Unless waived by the Administrative Agent, the Company shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date and required to be paid or reimbursed by the Company pursuant to Section 10.04(a), plus such additional amounts of such fees, charges and disbursements as shall constitute the Administrative Agent's reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

      (g) The Closing Date shall have occurred on or before March 31, 2007.

      Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this
Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.


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

      4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

            (a) The representations, warranties and certifications of the Borrowers contained in Article V and of each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith shall be true and correct (i) in the case of representations and warranties not qualified by references to "materiality" or a Material Adverse Effect, in all material respects and (ii) otherwise, in all respects, in each case with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date (x) in the case of representations and warranties not qualified by references to "materiality" or a Material Adverse Effect, in all material respects and (y) otherwise, in all respects), and except that that for purposes of this Section 4.02, the representations and warranties contained in clauses (a) and (b) of
      Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

            (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof (other than any Default that exists only on the Closing Date as a result of a default under any Existing Credit Agreement that results from the consummation of the Acquisition).

            (c) The Administrative Agent and, if applicable, the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

            (d) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.13 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.

            (e) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent and the Required Multinational Revolving Lenders would make it impracticable for such Credit Extension to be denominated in such Alternative Currency.

      Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in clauses (a) and
(b) of Section 4.02 have been satisfied on and as of the date of the applicable Credit Extension.

                                  ARTICLE V.
                        REPRESENTATIONS AND WARRANTIES

      Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

      5.01 Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to
(i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents and Related Documents to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document and Related Document to which such Person is or is to be a party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not
(a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any security issued by any Loan Party or any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. The Company and each of its Subsidiaries is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or Related Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Acquisition has been consummated in accordance with the Related Documents and applicable Law.

      5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability.

      5.05 Financial Statements; No Material Adverse Effect; No Internal Control Event; Solvency.

      (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

      (b) The unaudited consolidated balance sheet of the Company and its Subsidiaries dated October 31, 2006, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. There is no material indebtedness or other liabilities (including liabilities for taxes, material commitments and Indebtedness), direct or contingent, of the Company and its consolidated Subsidiaries that has not been disclosed in the financial statements referred to above in this clause (b) as of the date of such financial statements.

      (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

      (d) Since the date of the Audited Financial Statements, no Internal Control Event has occurred.

      (e) Each Loan Party, individually and together with its Subsidiaries on a consolidated basis, both before and after giving effect to (x) the Transaction and (y) the Credit Extensions with respect to which this representation and warranty is being made, is Solvent.

      (f) The consolidated forecasted balance sheet and statements of income and cash flows of the Company and its Subsidiaries delivered pursuant to
Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Company's reasonable good faith estimate of its future financial performance.

      5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues (after giving effect to the Transaction) (a) that purport to affect or pertain to this Agreement or any other Loan Document, any Related Document or the consummation of the Transaction, or (b) that are reasonably likely to be determined adversely to the Company or the applicable Subsidiary and that, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

      5.07 No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

      5.08 Ownership of Property; Liens. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

      5.09 Environmental Compliance. The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      5.10 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.

      5.11 Taxes. The Company and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement. The


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Acquisition will not be taxable to the Company, Blackwell or any of their respective Subsidiaries or Affiliates.

      5.12 ERISA Compliance.

      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

      (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, in each case that has resulted, or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

      (d) With respect to each employee benefit scheme or arrangement mandated by a government other than the United States (a "Foreign Government Scheme or Arrangement") and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a "Foreign Plan"):

            (i) any employer and employee contributions required by Law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

            (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan (including, in respect of any Foreign Plan of a U.K. Subsidiary, any deficit incorporated in the accounts of such U.K. Subsidiary in accordance with Financial Reporting Standard 17 of the Accounting Standards Board),


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      together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

            (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

      (e) In the case of each U.K. Subsidiary:

            (i) other than in relation to (A) the John Wiley & Sons Limited Retirement Benefits Scheme, which was closed to new entrants in April of 2003 and (B) the Blackwell's Pension Fund and (C) the New UK Defined Benefit Scheme, neither it nor any of its Subsidiaries is or has at any time been an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act
      1993); and

            (ii) other than in relation to (A) the John Wiley & Sons Limited Retirement Benefits Scheme, which was closed to new entrants in April of 2003 and (B) the Blackwell's Pension Fund and (C) the New UK Defined Benefit Scheme, neither it nor any of its Subsidiaries is or has at any time been "connected" with or an "associate" of (as those terms are used in Sections 39 and 43 of the Pensions Act 2004) such an employer.

      5.13 Subsidiaries; Equity Interests. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of
Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or a Subsidiary in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens, options to purchase or similar rights, except those created under the Collateral Documents. As of the Closing Date, no Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. The copy of each Organization Document of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(iv) is a true and correct copy of such Organization Document, each of which is valid and in full force and effect. The Organization Documents of Subsidiaries whose shares are subject to the Collateral Documents do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of such Collateral Documents. There are no agreements in force which provide for the issue or allotment of, or grant any Person the right to call for the issue or allotment of, any share or loan capital of any Loan Party or any Subsidiary whose shares are subject to the Collateral Documents (including any option or right of pre-emption or conversion).


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

      5.14 Margin Regulations; Investment Company Act.

      (a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No proceeds of any Loan will be used to purchase or carry margin stock (in contravention of Regulation X).

      (b) None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

      5.15 Disclosure. The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      5.16 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      5.17 Intellectual Property; Licenses, Etc. The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      5.18 Liens. There are no Liens of any nature whatsoever on any properties of the Company or any of its Subsidiaries other than Liens permitted under Section 7.01.


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

      5.19 Absence of Undisclosed Liabilities. There are no material liabilities of the Company and its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than those liabilities provided for or disclosed in the most recently delivered financial statements or those liabilities that have been disclosed in the Schedules hereto.

      5.20 Representations as to Foreign Obligors. Each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

            (a) Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the "Applicable Foreign Obligor Documents"), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

            (b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents (provided that, with respect to Germany, a certified German translation might be required for the enforcement and the admissibility in evidence). It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

            (c) As of the Closing Date, there is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents.

            (d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

            (e) The choice of governing law of the Loan Documents will be recognized and enforced in each jurisdiction in which a Foreign Obligor is organized and existing and each jurisdiction in which Collateral in respect of a Foreign Obligor is located. Any judgment obtained in relation to a Loan Document in the jurisdiction of the governing law of such Loan Document will be recognized and enforced in each jurisdiction a Foreign Obligor is organized and existing and each jurisdiction in which Collateral in respect of a Foreign Obligor is located.

            (f) In the case of Wiley Europe Investment, Wiley UK and each other U.K. Subsidiary that is a Loan Party, for the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in England and Wales and it has no "establishment" (as that term is used in Article 2(h) of the Regulations) in any other jurisdiction.

            (g) In the case of Wiley Germany and each other German Borrower, for the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Germany and it has no "establishment" (as that term is used in Article 2(h) of the Regulations) in any other jurisdiction.

      5.21 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

      5.22 Other Representations and Warranties. All representations and warranties made by each Loan Party under the Acquisition Agreement and the other Related Documents are, in each case, true and correct in all material respects as of the Closing Date (except to the extent any such representation and warranty is stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and no material default has occurred and is continuing under the Acquisition Agreement or the Related Documents.


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                                  ARTICLE VI.
                             AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

      6.01 Financial Statements. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ended April 30, 2007), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (i) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) an attestation report of such Registered Public Accounting Firm as to the Company's internal controls pursuant to
      Section 404 of Sarbanes-Oxley expressing a conclusion to which the Required Lenders do not object;

            (b) as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ended January 31, 2007), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Company's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

            (c) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, forecasts prepared by management of the Company, in form satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Subsidiaries on an annual basis for the immediately following fiscal year (including the fiscal year in which the latest Maturity Date occurs).

As to any information contained in materials furnished pursuant to Section 6.02(c), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the


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

foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

      6.02 Certificates; Other Information. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

            (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;

            (b) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

            (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

            (d) promptly after the furnishing thereof, copies of any material statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

            (e) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

            (f) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

            (g) not later than five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any Related Document or any instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party thereunder or otherwise have a Material Adverse Effect.

      Documents required to be delivered pursuant to Section 6.01(a) or (b) or
Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company's website on the Internet at the website address listed on Schedule 10.02; or
(ii) on which such documents are posted on the Company's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent if the Administrative Agent requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Company shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Any information received by the Administrative Agent pursuant to Section 6.01 or 6.03, or this Section 6.02 shall be promptly delivered to the Lenders by the Administrative Agent.

      Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of such Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Borrower or its securities) (each, a "Public Lender"). Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

      6.03 Notices. Promptly notify the Administrative Agent:

      (a) of the occurrence of any Default;

      (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

      (c) of the occurrence of any ERISA Event or Foreign Plan Event;

      (d) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary;

      (e) of the occurrence of any Internal Control Event; and

      (f) of the occurrence of any Disposition of Collateral for which the Borrowers are required to make a mandatory prepayment pursuant to Section 2.04(b)(ii).

      Each notice pursuant to this Section 6.03 (other than Section 6.03(f)) shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

      6.04 Payment of Obligations. Pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;
(b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

      6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

      6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      6.07 Maintenance of Insurance. Maintain, with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

      6.08 Compliance with Laws. Comply in all respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

      6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be; and
(b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

      6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, and officers and, so long as a representative of the Company has been given reasonable opportunity to be included in any such discussions, independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

      6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) to refinance existing debt obligations of the Company under the Existing Credit Agreements, (b) to finance the Acquisition, (c) to pay the fees and expenses incurred in connection with the Transaction, (d) to finance Permitted Acquisitions and (e) for working capital, Capital Expenditures, Capitalized Product Development Costs and other lawful corporate purposes.

      6.12 Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental


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

Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents.

      6.13 Covenant to Guarantee Obligations and Give Security. Upon the formation or acquisition of any new direct or indirect Designated Subsidiary by any Loan Party (other than, for the avoidance of doubt, the acquisition of Blackwell and its Subsidiaries pursuant to the Acquisition), upon any Person becoming a Designated Borrower (unless such Designated Borrower has already taken the actions described below) and following the occurrence of a Financial Assistance Termination Date with respect to any Designated Subsidiary that is a U.K. Subsidiary (including Wiley Europe Investment, Blackwell and their respective Subsidiaries), then the Company shall, at the Company's expense:

            (a) within 10 days after such event, cause such Designated Subsidiary or Designated Borrower, as the case may be, and cause each direct and indirect parent of such Designated Subsidiary or Designated Borrower, as the case may be, (if it has not already done so) to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents, (with respect to a German Borrower existing as a GmbH with the limitations as specified under Section 2.13(c).

            (b) other than with regards to a German Borrower, within 15 days after such event, cause such Designated Subsidiary or Designated Borrower, as the case may be, and each direct and indirect parent of such Designated Subsidiary or Designated Borrower, as the case may be, (if it has not already done so) to duly execute and deliver to the Administrative Agent Pledge Agreement Supplements and other pledge agreements, as specified by and in form and substance satisfactory to the Administrative Agent (including delivery of all Pledged Interests in and of such Designated Subsidiary or Designated Borrower, as the case may be, and other instruments of the type specified in Section 4.01(a)(iii)), securing payment of all the Obligations of such Designated Subsidiary, Designated Borrower or such parent, as the case may be, under the Loan Documents and constituting Liens on all such property,

            (c) within 30 days after such event, cause such Designated Subsidiary or Designated Borrower, as the case may be, and each direct and indirect parent of such Designated Subsidiary or Designated Borrower, as the case may be, (if it has not already done so) to take whatever action (including the filing of Uniform Commercial Code financing statements) that may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the property purported to be subject to the Pledge Agreement Supplements and pledge agreements delivered pursuant to this Section 6.13, enforceable against all third parties in accordance with their terms, and

            (d) within 60 days after such event, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (a), (b) and
      (c) above, and as to such other matters as the Administrative Agent may reasonably request;

provided that the Required Lenders may in their sole discretion, following the request of the Company, exclude Designated Subsidiaries (and their respective parents) that are not Material Subsidiaries from any or all of the provisions of this Section.

Notwithstanding anything to the contrary in any Loan Document, (i) no more than 66% of the voting Equity Interests of any Subsidiary that is a CFC (or a Subsidiary that is held directly or indirectly by a CFC) shall be pledged as security for the Obligations of the Company or any of its Domestic Subsidiaries if such pledge results in material adverse tax consequences for the Company and its Consolidated Subsidiaries, taken as a whole, (ii) no Subsidiary that is a CFC (or a Subsidiary that is held directly or indirectly by a CFC) shall be required to pledge as security for the Obligations of the Company or any of its Domestic Subsidiaries any of its assets if such pledge results in material adverse tax consequences for the Company and its Consolidated Subsidiaries, taken as a whole, (iii) no Subsidiary that is a CFC (or a Subsidiary that is held directly or indirectly by a CFC) shall be required to guarantee the Obligations of the Company or its Domestic Subsidiaries if such guaranty results in material adverse tax consequences for the Company and its Consolidated Subsidiaries, taken as a whole, and (iv) no U.K. Subsidiary shall be required to guarantee, or pledge any of its assets as security for, the Obligations to the extent that doing so would violate the provisions of Section 151 of the United Kingdom Companies Act 1985.

      6.14 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party's properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

                                 ARTICLE VII.
                              NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:

      7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

            (a) Liens pursuant to any Loan Document;

            (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the principal amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

            (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

            (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person (provided that neither the aggregate fair market value of the property encumbered by Liens described in clause (g) below and this clause (d), nor the aggregate amount of the Indebtedness and other obligations secured thereby, shall exceed $50,000,000);

            (e) with respect to German Borrowers, customary retention of title arrangements (Eigentumsvorbehalte) arising in the ordinary course of business and pledges in favor of account banks pursuant to their general terms and conditions (Allgemeine Geschaftsbedingungen) with respect to bank accounts;

            (f) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

            (g) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (provided that neither the aggregate fair market value of the property encumbered by Liens described in clause (d) above and this clause (g), nor the aggregate amount of the Indebtedness and other obligations secured thereby, shall exceed $50,000,000);

            (h) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

            (i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

            (j) Liens securing Indebtedness permitted under Section 7.03(f) (provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition);

            (k) Liens on property or assets of any Foreign Subsidiary that is not a Loan Party (or a Subsidiary thereof) securing Indebtedness of such Foreign Subsidiary (provided that (x) neither the aggregate fair market value of the property encumbered by Liens described in this clause (k), nor the aggregate amount of the Indebtedness and other obligations secured thereby, shall exceed $10,000,000 and (y) no such Indebtedness shall be in favor of a Loan Party);

            (l) Liens on accounts receivable Disposed of in accordance with
      Section 7.05(f); and

            (m) other Liens on property of the Company or any of its Subsidiaries (provided that neither the aggregate fair market value of the property encumbered by Liens described in this clause (m), nor the aggregate amount of the Indebtedness and other obligations secured thereby, shall exceed $50,000,000).

      7.02 Investments. Make any Investments, except:

      (a) Investments held by the Company or such Subsidiary in the form of cash equivalents;

      (b) advances to officers, directors and employees of the Company and its Subsidiaries in an aggregate amount not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

      (c) (i) Investments by the Company and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by the Company and its Subsidiaries in Loan Parties, (iii) additional Investments by Subsidiaries of the Company that are not Loan Parties in other Subsidiaries that are not Loan Parties and (iv) so long as no Default has occurred and is continuing or would result from such Investment, additional Investments by the Loan Parties in Subsidiaries that are not Loan Parties in an aggregate amount invested from the date hereof not to exceed $25,000,000;

      (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and


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

Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

      (e) Investments in respect of Guarantees permitted by Section 7.03;

      (f) Investments existing on the date hereof (other than those referred to in Section 7.02(c)(i)) and set forth on Schedule 7.02;

      (g) Investments in respect of the Acquisition;

      (h) Investments in respect of Permitted Acquisitions; and

      (i) other Investments not exceeding $50,000,000 in the aggregate in any fiscal year of the Company.

      7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

      (a) Indebtedness under the Loan Documents;

      (b) Indebtedness outstanding on the date hereof and listed on Schedule
7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Company and its Subsidiaries or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

      (c) (i) Guarantees of the Company or any Subsidiary Guarantor in respect of Indebtedness otherwise permitted hereunder of the Company or any Subsidiary Guarantor, and (ii) Guarantees of any Subsidiary that is not a Subsidiary Guarantor in respect of Indebtedness otherwise permitted hereunder of the Company or any other Subsidiary, so long as, in the case of any such Subsidiary that provides a Guarantee in respect of Indebtedness of the Company or any other Loan Party, such Subsidiary provides a Guarantee in respect of the Obligations, which Guarantee shall rank at least pari passu in priority of payment in respect of such other Guarantee and is otherwise on substantially similar or better terms (in respect of the Lenders) as the documentation evidencing such other Guarantee;

      (d) obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

      (e) Indebtedness of a Subsidiary of the Company owed to the Company or a Subsidiary Guarantor, which Indebtedness shall (i) in the case of Indebtedness owed to a Loan Party, constitute "Pledged Debt" under the Pledge Agreement,
(ii) be on terms reasonably acceptable to the Administrative Agent and (iii) be otherwise permitted under the provisions of Section 7.02, except for loans owed by a German Borrower as described under Section 2.13(c)(ii);

      (f) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(j); provided that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $50,000,000;

      (g) Indebtedness in respect of the Blackwell Loan (provided that such Indebtedness shall constitute "Pledged Debt" under the Pledge Agreement at all times following the date Blackwell becomes a Loan Party); and

      (h) unsecured Indebtedness in an aggregate principal amount not to exceed $250,000,000 at any time outstanding.

      7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

            (a) the Company may merge with any Person (provided that the Company shall be the continuing or surviving Person);

            (b) any Subsidiary of the Company may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that immediately after giving effect thereto, in the case of any such merger to which any Loan Party is a party, a Loan Party is the surviving corporation; and

            (c) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary; provided that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must either be the Company or a Subsidiary Guarantor.

      7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

            (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

            (b) Dispositions of inventory in the ordinary course of business;

            (c) Dispositions of equipment or real property to the extent that
      (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

            (d) Dispositions of property by any Subsidiary to the Company or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Subsidiary Guarantor, the transferee thereof must either be the Company or a Subsidiary Guarantor;

            (e) Dispositions permitted by Section 7.04;

            (f) Dispositions of accounts receivable in connection with a securitization thereof; provided that the aggregate book value of all accounts receivable of the Company and its Subsidiaries subject to a securitization shall not exceed $100,000,000 at any time;

            (g) Dispositions by the Company and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) in any fiscal year shall not exceed $75,000,000;

provided that any and all Dispositions pursuant to clauses (a) through (g) shall be for fair market value.

      7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

            (a) each Subsidiary may make Restricted Payments to the Company, the Subsidiary Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

            (b) the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

            (c) the Company and each Subsidiary (other than a Subsidiary whose Equity Interests are pledged under a Pledge Agreement) may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests; and

            (d) the Company may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire for cash Equity Interests issued by it, so long as (i) immediately before and after giving effect to such payment, purchase, redemption or


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

      acquisition, (A) the Borrower is in compliance with Section 7.11(b) on a pro forma basis as of the end of the most recently completed Measurement Period (provided that, for purposes of this clause (A) only, the term "Restricted Payments" set forth in clause (iii) of the definition of "Consolidated Fixed Charge Coverage Ratio" shall mean "Modified Restricted Payments" (and the term "Restricted Payments" shall be deemed to be replaced by the term "Modified Restricted Payments" for such purposes) at any time when the Consolidated Leverage Ratio is less than 2.50:1 for such Measurement Period) and (B) no Default shall have occurred and be continuing or would result therefrom and (ii) the Company shall have provided a certificate prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 6.01 evidencing compliance with the requirements of clause (i) above in reasonable detail).

      7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

      7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate (other than a Loan Party) of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate.

      7.09 Burdensome Agreements. Enter into (or permit to exist) any Contractual Obligation (other than this Agreement, or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Company or any Subsidiary Guarantor or to otherwise transfer property to the Company or any Subsidiary Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Company or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

      7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

      7.11 Financial Covenants.

      (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any period of four consecutive fiscal quarters of the Company ending during any period set forth below to be greater than the ratio set forth below opposite such period:

--------------------------------------------------- -----------------------
           Four Fiscal Quarters Ending               Maximum Consolidated
                                                        Leverage Ratio
--------------------------------------------------- -----------------------
Closing Date through (and including) January 31,          4.50:1.00
2008
--------------------------------------------------- -----------------------
April 30, 2008 through (and including) January            4.00:1.00
31, 2009
--------------------------------------------------- -----------------------
April 30, 2009 and each fiscal quarter thereafter         3.50:1.00
--------------------------------------------------- -----------------------


      (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 1.50:1.00.

      7.12 Limitation on Accounting Changes. Make or permit any change in accounting policies (other than de minimus changes) without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), except, subject to Section 1.03, changes that are required by GAAP.

      7.13 Fiscal Year. Change the fiscal year-end of the Company to a date other than April 30 without the consent of the Required Lenders.

      7.14 Capital Expenditures. If the Consolidated Leverage Ratio is greater than or equal to 2.50:1.00 in any fiscal year, make or become legally obligated to make any Capital Expenditure during such fiscal year, except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and it Subsidiaries during such fiscal year, the amount set forth below opposite such fiscal year:

                 Fiscal Year                            Amount
                 -----------                            ------
                    2007                             $50,000,000
                    2008                             $60,000,000
                    2009                             $70,000,000
                    2010                             $80,000,000
                    2011                             $90,000,000
                    2012                            $100,000,000.

      7.15 Amendments of Organization Documents. Amend any of its Organization Documents in a manner that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or increase the registered share capital (Stammkapital) of any German Borrower unless the requirements under Section 2.13(c)(i) are met.

      7.16 Amendment, Etc. of Related Documents and Indebtedness. (a) Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, (b) amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, (c) waive any default under or any breach of any term or condition of any Related Document, (d) take any other action in connection with any

Related Document or (e) amend, modify or change in any manner any term or condition of any Indebtedness set forth in Schedule 7.03, except for any refinancing, refunding, renewal or extension thereof permitted by Section 7.03(c), in any such case (under clauses (a) through (e) above) if doing so would materially impair the value of the interest or rights of any Loan Party under such Related Document or Indebtedness, as applicable, or would impair the rights or interests of the Administrative Agent or any Lender.

                                 ARTICLE VIII.
                        EVENTS OF DEFAULT AND REMEDIES

      8.01 Events of Default. Any of the following shall constitute an Event of Default:

      (a) Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan, or (ii) within three Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

      (b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, 6.05, 6.10, 6.11, 6.13 or Article VII, or any Loan Party fails to perform or observe any term, covenant or agreement contained in Article IV (or similar provisions) of any Subsidiary Guaranty to which it is party (with respect to the covenants set forth in Article VII, as such covenants apply to each such Loan Party) or
Section 4.1.6 (or similar provisions) of any Pledge Agreement to which it is party; or

      (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in clause (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

      (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made in any material respect; or

      (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be


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repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap
Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount;
or

      (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

      (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Material Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 45 days after its issue or levy; or

      (h) Judgments. There is entered against the Company or any Subsidiary
(i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) such judgment is not discharged, vacated or fully bonded and there is a period of 45 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

      (i) ERISA; Foreign Government Scheme or Arrangement. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount, or (iii) a Foreign Plan Event occurs, or the Company or any Loan Party fails to pay amounts due or fails to take any other action, with respect to any Foreign


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Plan resulting in (or that could reasonably be expected to result in)
liabilities in an aggregate amount in excess of the Threshold Amount; or

      (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations and the termination of all Commitments, ceases to be in full force and effect; or any Loan Party or any of its Affiliates contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

      (k) Change of Control. There occurs any Change of Control; or

      (l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.13 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby.

      (m) German Real Estate. The Company or any of its Subsidiaries (i) creates, incurs, assumes or suffers to exist any Lien on any of its real property located in Germany (other than Liens not prohibited under Section 7.01), or (ii) Disposes of any of its real property located in Germany (other than Dispositions not prohibited under Section 7.05).

      8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

            (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

            (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

      8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in


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the proviso to Section 8.02), any amounts received on account of the
Obligations shall be applied by the Administrative Agent in the following order:

      First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under
Article III) payable to the Administrative Agent in its capacity as such;

      Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

      Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

      Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and amounts owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

      Fifth, to the payment in full of the remaining Obligations, ratably among the Lenders and other Persons (other than the Company and its Affiliates) due such amounts in proportion to the respective amounts described in this clause Fifth held by them; and

      Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

                                  ARTICLE IX.
                             ADMINISTRATIVE AGENT

      9.01 Appointment and Authority. (a) Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

            (b) The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), potential Hedge Bank and potential Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together


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      with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as "collateral agent" and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and
      Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

      9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

      9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

            (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

            (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

            (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

      The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be


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

deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company or a Lender.

      The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or
(vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

      9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company (so long as no Event of Default then exists), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the


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Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and
(2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

      Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder,
(a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender, and (b) the retiring Swing Line Lender shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.

      9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

      9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Book Managers, the Arranger or the Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.


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      9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

      Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

      9.10 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

            (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

            (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and


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            (c) to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

      Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Company's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

                                  ARTICLE X.
                                 MISCELLANEOUS

      10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

            (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

            (b) without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Multinational Revolving Lenders, Required U.S. Revolving Lenders or the Required Term Lenders, as the case may be;

            (c) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

            (d) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of any Facility hereunder or under any other Loan Document without the written consent of each Appropriate Lender directly affected thereby;

            (e) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable


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      defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrowers to pay interest at the Default Rate;

            (f) change (i) Section 2.12 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.04(b) or 2.05(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Term Facility, the Required Term Lenders, (ii) if such Facility is the U.S. Revolving Credit Facility and such Lenders are materially and adversely affected disproportionately in relation to Multinational Revolving Credit Lenders, the Required U.S. Revolving Lenders, (iii) if such Facility is the Multinational Revolving Credit Facility and such Lenders are materially and adversely affected disproportionately in relation to U.S. Revolving Credit Lenders, the Required Multinational Revolving Lenders and (iv) if such Facility is the U.S. Revolving Credit Facility and/or the Multinational Revolving Credit Facility, and the Lenders under either such Facility are not adversely affected disproportionately to the Lenders under the other such Facility, the Required Revolving Lenders;

            (g) amend Section 1.06 or the definition of "Alternative Currency" without the written consent of each Lender;

            (h) change (i) any provision of this Section 10.01 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(h)), without the written consent of each Lender or (ii) the definition of "Required U.S. Revolving Lenders," "Required Multinational Revolving Credit Lenders," "Required Revolving Lenders" or "Required Term Lenders" without the written consent of each Lender under the applicable Facility; or

            (i) release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender;

            (j) release all or substantially all of the value of the Guaranties, without the written consent of each Lender; or

            (k) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Facility, the Required Term Lenders, (ii) if such Facility is the U.S. Revolving Credit Facility and such Lenders are materially and adversely affected disproportionately in relation to Multinational Revolving Credit Lenders, the Required U.S. Revolving Lenders, (iii) if such Facility is the Multinational Revolving Credit


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

      Facility and such Lenders are materially and adversely affected disproportionately in relation to U.S. Revolving Credit Lenders, the Required Multinational Revolving Lenders and (iv) if such Facility is the U.S. Revolving Credit Facility and/or the Multinational Revolving Credit Facility, and the Lenders under either such Facility are not adversely affected disproportionately to the Lenders under the other such Facility, the Required Revolving Lenders;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

      If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Company may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Company to be made pursuant to this paragraph).

      10.02 Notices; Effectiveness; Electronic Communication.

      (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i) if to a Borrower, the Administrative Agent or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

            (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient,


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

shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b).

      (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

      Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

      (c) The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to any Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

      (d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent and the Swing Line Lender may change its address, telecopier or telephone number for notices and


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

other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

      (e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

      10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      10.04 Expenses; Indemnity; Damage Waiver.

      (a) Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and shall pay all reasonable fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.


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

      (b) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee (including reasonable allocated costs of internal counsel)), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

      (c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d).

      (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any


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

other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

      (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

      (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender and the Swing Line Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

      10.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

      10.06 Successors and Assigns.

      (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section, or (iv) to an SPC in accordance with the provisions of clause (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly


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

contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this clause (b), participations in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

            (i) Minimum Amounts.

                  (A) in the case of an assignment of the entire remaining
            amount of the assigning Lender's Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

                  (B) in any case not described in clause (b)(i)(A) of this
            Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000, in the case of any assignment in respect of either Revolving Credit Facility, or $5,000,000, in the case of any assignment in respect of the Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

            (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender's rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

            (iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:

                  (A) the consent of the Company (such consent not to be
            unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred


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            and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

                  (B) the consent of the Administrative Agent (such consent
            not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or
            (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

                  (C) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the U.S. Revolving Credit Facility.

            (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.06, provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

            (v) No Assignment to Loan Parties. No such assignment shall be made to any Loan Party or any Loan Party's Affiliates or Subsidiaries.

            (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and
10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section.

      (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of


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the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

      (d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

      Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (b),
(c), (d) and (e) of the first proviso to Section 10.01 that affects such Participant. Subject to clause (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and
3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section
10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

      (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

      (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender


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from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

      (h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.11(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent and with the payment of a processing fee in the amount of $2,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

      (i) Resignation as Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitments and Revolving Credit Loans pursuant to clause (b) above, Bank of America may, upon 30 days' notice to the Company and the Lenders, resign as Swing Line Lender. In the


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event of any such resignation as Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor Swing Line Lender hereunder; provided that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as Swing Line Lender. If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to
Section 2.03(c). Upon the appointment of a successor Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender.

      10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto,
(e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.

      For purposes of this Section, "Information" means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

      10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

      10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

      10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.13 Replacement of Lenders. If any Lender requests compensation under
Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender or if any other circumstances exist hereunder that give the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

            (a) the Company shall have paid (or caused a Designated Subsidiary to pay) to the Administrative Agent the assignment fee specified in
      Section 10.06(b);

            (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Subsidiary (in the case of all other amounts);

            (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

            (d) such assignment does not conflict with applicable Laws.

      A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

      10.14 Governing Law; Jurisdiction; Etc.

      (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

      (b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

      (c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

      (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. EACH FOREIGN OBLIGOR HEREBY IRREVOCABLY APPOINTS THE COMPANY AS ITS AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT AND CONSENTS

TO THE SERVICE OF PROCESS OUT OF ANY SUCH COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH AGENT IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02, AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW: (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. IF ANY AGENT APPOINTED BY ANY PERSON PARTY HERETO REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL UPON RECEIPT CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY OTHER PERSON PARTY HERETO TO BRING PROCEEDINGS AGAINST SUCH PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

      10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each Borrower acknowledges and agrees, and acknowledges its Affiliates' understanding, that: (a) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm's-length commercial transaction between the Borrowers, the other Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, and the Borrowers and the other Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, each of the Administrative Agent and the Arranger is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of the Borrowers, any other Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (c) neither the Administrative Agent nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or the Arranger has advised or is currently advising any of the Borrowers, the other Loan Parties or their respective Affiliates on other matters) and neither the Administrative Agent nor the Arranger has any obligation to any of the Borrowers, the other Loan Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (d) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) the Administrative Agent and the Arranger have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Borrower and each other Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty.

      10.17 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

      10.18 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

      10.19 ENTIRE AGREEMENT. This Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       JOHN WILEY & SONS, INC.


                                       By: /s/ Ellis E. Cousens
                                          ------------------------------
                                            Name:  Ellis E. Cousens
                                            Title: EVP & CFO


                                       JOHN WILEY & SONS LIMITED


                                       By: /s/ J. Jarvis
                                          ------------------------------
                                            Name:  J. Jarvis
                                            Title: MD.




                                       JOHN WILEY & SONS, GmbH


                                       By: /s/ Dr. Manfred Antoni
                                          ------------------------------
                                            Name:  Dr. Manfred Antoni
                                            Title: Managing Director


                                       BANK OF AMERICA, N.A.,
                                       as Administrative Agent


                                       By: /s/ William Faidell, Jr.
                                           -----------------------------------
                                            Name:  William Faidell, Jr.
                                            Title: Assistant Vice President


                                       BANK OF AMERICA, N.A., as a Lender
                                       and Swing Line Lender


                                       By:  /s/ Richard M. Williams
                                           -----------------------------------
                                            Name:  Richard M. Williams
                                            Title: Sr. Credit Products Officer



                                       THE ROYAL BANK OF SCOTLAND PLC, as a
                                       Lender


                                       By:  /s/ Eddie Dec
                                           -----------------------------------
                                            Name:  Eddie Dec
                                            Title: Senior Vice President



                                       CALYON NEW YORK BRANCH, as a Lender


                                       By:  /s/ Michael Madnick
                                           -----------------------------------
                                            Name:  Michael Madnick
                                            Title: Managing Director


                                       By:  /s/ James Gibson
                                           -----------------------------------
                                            Name:  James Gibson
                                            Title: Managing Director



                                       CITIBANK, N.A., as a Lender


                                       By:  /s/ Jahan Wang
                                           -----------------------------------
                                            Name:  Jahan Wang
                                            Title: Vice President



                                       LLOYDS TSB BANK PLC, as a Lender


                                       By:  /s/ Mario Del Duca
                                           -----------------------------------
                                            Name:  Mario Del Duca
                                            Title: Assistant Vice President
                                                   Global Corporate Banking
                                                   D029


                                       By:  /s/ Deborah Carlson
                                           -----------------------------------
                                            Name:  Deborah Carlson
                                            Title: VP & Manager - Business
                                                   Development C.B. C103



                                       THE BANK OF TOKYO-MITSUBISHI UFJ,
                                       LTD., NY BRANCH, as a Lender


                                       By:  /s/ Lillian Kim
                                           -----------------------------------
                                            Name:  Lillian Kim
                                            Title: Authorized Signatory


                                       UNION BANK OF CALIFORNIA, N.A.,
                                       as a Lender


                                       By:  /s/ Richard Vian
                                           -----------------------------------
                                            Name:  Richard Vian
                                            Title: Vice President


                                       JPMORGAN CHASE BANK, N.A., as a Lender


                                       By:  /s/ Deborah Winkler
                                           -----------------------------------
                                            Name:  Deborah Winkler
                                            Title: Vice President


                                       MIZUHO CORPORATE BANK, LTD.,
                                       as a Lender


                                       By:  /s/ Raymond Ventura
                                           -----------------------------------
                                            Name:  Raymond Ventura
                                            Title: Deputy General Manager


                                       THE BANK OF NOVA SCOTIA, as a Lender


                                       By:  /s/ Brenda S. Insull
                                           -----------------------------------
                                            Name:  Brenda S. Insull
                                            Title: Authorized Signatory


                                       SCOTIABANC, INC., as a Lender


                                       By:  /s/ William E. Zarrett
                                           -----------------------------------
                                            Name:  William E. Zarrett
                                            Title: Managing Director


                                       BAYERISCHE HYPO- UND VEREINSBANK AG,
                                       NEW YORK BRANCH, as a Lender


                                       By:  /s/ Yoram Dankner
                                           -----------------------------------
                                            Name:  Yoram Dankner
                                            Title: Managing Director


                                       By:  /s/ Ivana Albanese-Rizzo
                                           -----------------------------------
                                            Name:  Ivana Albanese-Rizzo
                                            Title: Managing Director


                                       BNP PARIBAS, as a Lender


                                       By:  /s/ Berangere Allen
                                           -----------------------------------
                                            Name:  Berangere Allen
                                            Title: Vice President


                                       By:  /s/ Nanette Baudon
                                           -----------------------------------
                                            Name:  Nanette Baudon
                                            Title: Vice President


                                       HSBC BANK PLC, as a Lender


                                       By:  /s/ Jon Straaling
                                           -----------------------------------
                                            Name:  Jon Straaling
                                            Title: Corporate Banking Manager


                                       BARCLAYS BANK PLC, as a Lender


                                       By:  /s/ Javad Qazi
                                           -----------------------------------
                                            Name:  Javad Qazi
                                            Title: Associate Director


                                       NATIONAL CITY BANK, as a Lender


                                       By:  /s/   Anne Marie F. Hughes
                                           -----------------------------------
                                            Name: Anne Marie F. Hughes
                                            Title: Senior Vice President


                                       COMMERZBANK AG, NEW YORK AND GRAND
                                       CAYMAN BRANCHES, as a Lender


                                       By:  /s/ Robert S. Taylor, Jr.
                                           -----------------------------------
                                            Name:  Robert S. Taylor, Jr.
                                            Title: Senior Vice President


                                       By:  /s/ Karsten Duhn
                                           -----------------------------------
                                            Name:  Karsten Duhn
                                            Title: Vice President


                                       COMMONWEALTH BANK OF AUSTRALIA,
                                       as a Lender


                                       By:  /s/ Philip Delbridge
                                           -----------------------------------
                                            Name:  Philip Delbridge
                                            Title: Risk Executive


                                       NATIXIS, as a Lender


                                       By:  /s/ Caroline Verot Moore
                                           -----------------------------------
                                            Name:  Caroline Verot Moore
                                            Title: Director
                                                   Natixis


                                       By:  /s/    Pieter  van Tulder
                                           -----------------------------------
                                            Name:  Pieter  van Tulder
                                            Title: Managing Director


                                       SUMITOMO MITSUI BANKING CORPORATION,
                                       as a Lender


                                       By:  /s/ Leo E. Pagarigan
                                           -----------------------------------
                                            Name:  Leo E. Pagarigan
                                            Title: Joint General Manager


                                       TD BANKNORTH, N.A., as a Lender


                                       By:  /s/ James R. Riley
                                           -----------------------------------
                                            Name:  James R. Riley
                                            Title: Senior Vice President


                                       THE GOVERNOR AND COMPANY OF THE BANK
                                       OF IRELAND, as a Lender


                                       By:  /s/ Daniel McAneney
                                           -----------------------------------
                                            Name:  Daniel McAneney
                                            Title: Authorised Signatory


                                       By:  /s/ Gwen Evans
                                           -----------------------------------
                                            Name:  Gwen Evans
                                            Title: Authorised Signatory


                                       ALLIED IRISH BANKS, P.L.C., as a Lender


                                       By:  /s/ Anthony O'Reilly
                                           -----------------------------------
                                            Name:  Anthony O'Reilly
                                            Title: Senior Vice President


                                       By:  /s/ Germaine Reusch
                                           -----------------------------------
                                            Name:  Germaine Reusch
                                            Title: Director


                                       BANK OF CHINA, NEW YORK BRANCH,
                                       as a Lender


                                       By:  /s/ Richard Bradspies
                                           -----------------------------------
                                            Name:  Richard Bradspies
                                            Title: Deputy General Manager


                                       COMERICA BANK, as a Lender


                                       By:  /s/ John M. Costa
                                           -----------------------------------
                                            Name:  John M. Costa
                                            Title: First Vice President


                                       COMMERCE BANK, N.A., as a Lender


                                       By:  /s/ Daniel Csillag
                                           -----------------------------------
                                            Name:  Daniel Csillag
                                            Title: Vice President


                                       KBC BANK NV, as a Lender


                                       By:  /s/ Robert M. Surdam, Jr.
                                           -----------------------------------
                                            Name:  Robert M. Surdam, Jr.
                                            Title: Vice President


                                       By:  /s/ Robert Snauffer
                                           -----------------------------------
                                            Name:  Robert Snauffer
                                            Title: First Vice President


                                       THE NORTHERN TRUST COMPANY, as a Lender


                                       By:  /s/ Kanika Agarwal
                                           -----------------------------------
                                            Name:  Kanika Agarwal
                                            Title: Commercial Banking Officer


                                       SIGNATURE BANK, as a Lender


                                       By:  /s/ Robert A. Bisch
                                           -----------------------------------
                                            Name:  Robert A. Bisch
                                            Title: Senior Vice President


                                       THE BANK OF NEW YORK, as a Lender


                                       By:  /s/ Steven J. Cornell
                                           -----------------------------------
                                            Name:  Steven J. Cornell
                                            Title: Vice President


                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as a Lender


                                       By:  /s/ Jaycee A. Barrett
                                           -----------------------------------
                                            Name:  Jaycee A. Barrett
                                            Title: Vice President


                                       CHANG HWA COMMERCIAL BANK, LTD.,
                                       NEW YORK BRANCH, as a Lender


                                       By:  /s/ Jim C. Y. Chen
                                           -----------------------------------
                                            Name:  Jim C. Y. Chen
                                            Title: Vice President and
                                                   General Manager


                                       MEGA INTERNATIONAL COMMERCIAL BANK
                                       CO., LTD. NEW YORK BRANCH, as a Lender


                                       By:  /s/ Nae - Yee Lung
                                           -----------------------------------
                                            Name:  Nae - Yee Lung
                                            Title: Senior Vice President and
                                                   General Manager


                                       THE NORINCHUKIN BANK, NEW YORK BRANCH,
                                       as a Lender


                                       By:  /s/ Masanori Shoji
                                           -----------------------------------
                                            Name:  Masanori Shoji
                                            Title: General Manager


                                       BANK HAPOALIM B.M., as a Lender


                                       By:  /s/ Shaun Breidbart
                                           -----------------------------------
                                            Name:  Shaun Breidbart
                                            Title: Vice President


                                       By:  /s/ Lenard Hackett
                                           -----------------------------------
                                            Name:  Lenard Hackett
                                            Title: First Vice President


                                       WEBSTER BANK, NATIONAL ASSOCIATION,
                                       as a Lender


                                       By:  /s/ John Gilsenan
                                           -----------------------------------
                                            Name:  John Gilsenan
                                            Title: Vice President


                                       HUA NAN COMMERCIAL BANK, LTD., NEW
                                       YORK AGENCY, as a Lender


                                       By:  /s/ Te-Chin Wang
                                           -----------------------------------
                                            Name:  Te-Chin Wang
                                            Title: Assistant Vice President

                                                                 SCHEDULE 1.01

                            MANDATORY COST FORMULAE

1. The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

      (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

      (b)   the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3. The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender's participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4. The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

      (a)   in relation to any Loan in Sterling:

                      AB+C(B-D)+E x 0.01
                      --------------------  per cent per annum
                      100 - (A+C)

      (b)   in relation to any Loan in any currency other than Sterling:

                      E x 0.01
                      --------------------  per cent per annum
                      300

Where:

      "A" is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

      "B" is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.07(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

      "C" is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

      "D" is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

      "E" is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per (pound)1,000,000.

5.    For the purposes of this Schedule:

      (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

      (b) "Fees Rules" means the rules on periodic fees contain in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

      (c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

      (d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Administrative Agent or the Company, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the Company, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such

      Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per (pound)1,000,000 of the Tariff Base of such Lender.

8. Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

      (a) the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

      (b) any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as its Lending Office.

10. The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13. The Administrative Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

                                                                 SCHEDULE 2.01


                                  COMMITMENTS
                          AND APPLICABLE PERCENTAGES


                                TO BE PROVIDED

                                                                 SCHEDULE 5.13

             SUBSIDIARIES, OTHER EQUITY INVESTMENTS; LOAN PARTIES

              PART A- SUBSIDIARIES OF JOHN WILEY & SONS, INC.(1)
              ----------------------------------------------


                                                                  Jurisdiction
                                                                    in Which
                                                                  Incorporated
                                                                  ------------

John Wiley & Sons International Rights, Inc.                       Delaware
JWS HQ, LLC                                                        New Jersey
JWS DCM, LLC                                                       New Jersey
Wiley-Liss, Inc.                                                   Delaware
Wiley Publishing Services, Inc.                                    Delaware
Wiley Periodicals, Inc.                                            Delaware
Wiley Subscription Services, Inc.                                  Delaware
John Wiley & Sons (Asia) Pte. Ltd.                                 Singapore
John Wiley & Sons Australia, Ltd.                                  Australia
John Wiley & Sons Canada Limited                                   Canada
John Wiley & Sons (HK) Limited                                     Hong Kong
Wiley Europe Limited                                               England
    Wiley Heyden Limited                                           England
    Wiley Distribution Services Limited                            England
    John Wiley & Sons Limited                                      England
Wiley HMI Holdings, Inc.                                           Delaware
    Wiley Europe Investment Holdings Limited                       England
       Blackwell Publisher (Holdings) Limited                      England
       Whatsonwhen Limited                                         Cardiff
       HMI Investment, Inc.                                        Delaware
              Wiley Publishing, Inc.                               Delaware
                   Wiley India Private Limited                     India
                   Wiley Publishing Australia Pty Ltd.             Australia
    John Wiley & Sons GmbH                                         Germany
       Wiley-VCH Verlag GmbH & Co. KgaA                            Germany
                    GIT Verlag GmbH & Co. KG                       Germany





-----------------------
(1) The names of other subsidiaries that would not constitute a significant subsidiary in the aggregate have been omitted. All subsidiaries are wholly owned unless indicated parenthetically.

                       PART B - OTHER EQUITY INVESTMENTS



                                     None.


                                                 PART C - LOAN PARTIES


                                                  Jurisdiction of           Principal Place
                 Loan Party                        Incorporation              of Business                 Taxpayer ID Number

John Wiley & Sons, Inc.                              New York         111 River Street                         13-5593032
                                                                      Hoboken, NJ  07030

Wiley Subscription Services, Inc.                    Delaware         111 River Street                         13-3830415
                                                                      Hoboken, NJ  07030

Wiley Liss, Inc.                                     Delaware         1105 North Market Street                 13-2671457
                                                                      Wilmington, DE  19899

Wiley Periodicals, Inc.                              Delaware         1105 North Market Street                 03-0215527
                                                                      Wilmington, DE  19899

Wiley Publishing, Inc.                               Delaware         111 River Street                         04-3078409
                                                                      Hoboken, NJ  07030

Wiley HMI Holdings, Inc.                             Delaware         111 River Street                         13-4188345
                                                                      Hoboken, NJ  07030

HMI Investment, Inc.                                 Delaware         111 River Street                         13-4187004
                                                                      Hoboken, NJ  0730

John Wiley & Sons Limited                             England         The Atrium, Southern Gate             118 81560 12050
                                                                      Chichester, West Sussex
                                                                      PO1985Q, England

Wiley Europe Investment Holdings Limited              England         The Atrium, Southern Gate             118 11354 01203
                                                                      Chichester, West Sussex
                                                                      PO1985Q, England

Wiley Europe Limited                                  England         The Atrium, Southern Gate             118 91560 07263
                                                                      Chichester, West Sussex
                                                                      PO1985Q, England

Wiley Heyden Limited                                  England         The Atrium, Southern Gate             118 41560 12052
                                                                      Chichester, West Sussex
                                                                      PO1985Q, England

John Wiley & Sons GmbH                                Germany         Boschstrasse 12                         47020/18473
                                                                      Weinheim D-69469, Germany

                                                                 SCHEDULE 6.13


                             SUBSIDIARY GUARANTORS


Wiley Subscription Services, Inc.
Wiley-Liss, Inc.
Wiley Periodicals, Inc.
Wiley HMI Holdings, Inc.
Wiley Publishing, Inc.
HMI Investment, Inc.
Wiley Europe Limited
John Wiley & Sons Limited
Wiley Heyden Limited

                                                                                                                    SCHEDULE 7.01

                                                           EXISTING LIENS
                                                           --------------


---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
                                                                                  Filing               Filing Number
           Debtor                             Secured Party                       Jurisdiction         Filing Date
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
1.         John Wiley & Sons, Inc.            CIT Communications Finance          New York - SOS       UCC-1
                                              Corporation                                              #028490
                                                                                                       02/05/2002
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
2.         John Wiley & Sons, Inc.            XPEDX                               New York - SOS       UCC-1
                                                                                                       #136614
                                                                                                       06/12/2002
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
3.         John Wiley & Sons, Inc.            Konica Business Technologies, Inc.  New York - SOS       UCC-1
                                                                                                       #154082
                                                                                                       07/01/2002
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
4.         John Wiley & Sons, Inc.            Citicorp Vendor Finance, Inc.       New York - SOS       UCC-1
                                                                                                       #155306
                                                                                                       07/03/2002
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
5.         John Wiley & Sons, Inc.            Konica Business Technologies, Inc.  New York - SOS       UCC-1
                                                                                                       #177856
                                                                                                       08/01/2002
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
6.         John Wiley & Sons, Inc.            Canon Business Solutions Northeast  New York - SOS       UCC-1
                                                                                                       #177878
                                                                                                       08/01/2002
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
7.         John Wiley & Sons, Inc.            Oce Printing Systems USA, Inc.      New York - SOS       UCC-1
                                                                                                       #181552
                                                                                                       08/06/2002
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
8.         John Wiley & Sons, Inc.            CIT Communications Finance          New York - SOS       UCC-1
                                              Corporation                                              #200307255211955
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------




---------- ---------------------------------- ---------------------------------

           Debtor                             Collateral Description
---------- ---------------------------------- ---------------------------------
1.         John Wiley & Sons, Inc.            Leased Equipment.


---------- ---------------------------------- ---------------------------------
2.         John Wiley & Sons, Inc.            Equipment (Equipment Purchase
                                              Agreement is attached).

---------- ---------------------------------- ---------------------------------
3.         John Wiley & Sons, Inc.            Five (5) Konica copiers.


---------- ---------------------------------- ---------------------------------
4.         John Wiley & Sons, Inc.            Notice filing for leased Canon
                                              equipment.

---------- ---------------------------------- ---------------------------------
5.         John Wiley & Sons, Inc.            Ten (10) Konica copiers.


---------- ---------------------------------- ---------------------------------
6.         John Wiley & Sons, Inc.            Canon fax machines.


---------- ---------------------------------- ---------------------------------
7.         John Wiley & Sons, Inc.            Refurbished printing system with
                                              accessories.

---------- ---------------------------------- ---------------------------------
8.         John Wiley & Sons, Inc.            Leased equipment.




---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
                                                                                  Filing               Filing Number
           Debtor                             Secured Party                       Jurisdiction         Filing Date
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
                                                                                                       07/25/2003
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
9.         John Wiley & Sons, Inc.            CIT Communications Finance          New York - SOS       UCC-1
                                              Corporation                                              #200311135508996
                                                                                                       11/13/2003
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
10.        John Wiley & Sons, Inc.            CIT Communications Finance          New York - SOS       UCC-1
                                              Corporation                                              #200401275064691
                                                                                                       01/27/2004
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
11.        John Wiley & Sons, Inc.            Oce Financial Services, Inc.        New York - SOS       UCC-1
                                              Oce North America Inc.                                   #200403165207913
                                                                                                       03/16/2004
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
12.        Wiley John & Sons                  IOS Capital                         New York - SOS       UCC-1
                                                                                                       #200407190746940
                                                                                                       07/19/2004
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
13.        Wiley John & Sons                  IOS Capital                         New York - SOS       UCC-1
                                                                                                       #200407190746952
                                                                                                       07/19/2004
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
14.        Wiley John & Sons                  IOS Capital                         New York - SOS       UCC-1
                                                                                                       #200407190746976
                                                                                                       07/19/2004
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
15.        John Wiley & Sons, Inc.            Citicorp Vendor Finance, Inc.       New York - SOS       UCC-1
                                                                                                       #200503045189186
                                                                                                       03/04/2005
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
16.        John Wiley & Sons, Inc.            Citicorp Vendor Finance, Inc.       New York - SOS       UCC-1
                                                                                                       #200503075192280
                                                                                                       03/07/2005
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------




---------- ---------------------------------- ---------------------------------

           Debtor                             Collateral Description
---------- ---------------------------------- ---------------------------------

---------- ---------------------------------- ---------------------------------
9.         John Wiley & Sons, Inc.            Leased equipment.


---------- ---------------------------------- ---------------------------------
10.        John Wiley & Sons, Inc.            Leased equipment.


---------- ---------------------------------- ---------------------------------
11.        John Wiley & Sons, Inc.            Precautionary filing in
                                              connection with a true lease of
                                              equipment.
---------- ---------------------------------- ---------------------------------
12.        Wiley John & Sons                  Precautionary filing in
                                              connection with a true lease of
                                              equipment.
---------- ---------------------------------- ---------------------------------
13.        Wiley John & Sons                  Precautionary filing in
                                              connection with a true lease of
                                              equipment.
---------- ---------------------------------- ---------------------------------
14.        Wiley John & Sons                  Precautionary filing in
                                              connection with a true lease of
                                              equipment.
---------- ---------------------------------- ---------------------------------
15.        John Wiley & Sons, Inc.            Notice filing of leased Canon
                                              equipment.

---------- ---------------------------------- ---------------------------------
16.        John Wiley & Sons, Inc.            Notice filing of leased Canon
                                              equipment.

---------- ---------------------------------- ---------------------------------



---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
                                                                                  Filing               Filing Number
           Debtor                             Secured Party                       Jurisdiction         Filing Date
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
17.        John Wiley & Sons, Inc.            Citicorp Vendor Finance, Inc.       New York - SOS       UCC-1
                                                                                                       #200503145212051
                                                                                                       03/14/2005
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
18.        Wiley John & Sons Inc.             IOS Capital                         New York - SOS       UCC-1
                                                                                                       #200505055394909
                                                                                                       05/05/2005
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
19.        Wiley John & Sons Inc.             IOS Capital                         New York - SOS       UCC-1
                                                                                                       #200505055394911
                                                                                                       05/05/2005
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
20.        John Wiley & Sons Inc.             GFC Leasing, a Division of Gordon   New York - SOS       UCC-1
                                              Flesch Co., Inc.                                         #200506165545955
                                                                                                       06/16/2005
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------
21.        John Wiley &. Sons Inc.            CIT Communications Finance          New York - SOS       UCC-1
                                              Corporation                                              #200612066178658
                                                                                                       12/06/2006
---------- ---------------------------------- ----------------------------------- -------------------- ------------------------




---------- ---------------------------------- ---------------------------------

           Debtor                             Collateral Description
---------- ---------------------------------- ---------------------------------
17.        John Wiley & Sons, Inc.            Notice filing of leased Canon
                                              equipment.

---------- ---------------------------------- ---------------------------------
18.        Wiley John & Sons Inc.             Precautionary filing in
                                              connection with a true lease of
                                              equipment.
---------- ---------------------------------- ---------------------------------
19.        Wiley John & Sons Inc.             Precautionary filing in
                                              connection with a true lease of
                                              equipment.
---------- ---------------------------------- ---------------------------------
20.        John Wiley & Sons Inc.             Sharp scanner.


---------- ---------------------------------- ---------------------------------
21.        John Wiley &. Sons Inc.            Leased equipment.


---------- ---------------------------------- ---------------------------------


                                                                 SCHEDULE 7.02

                             EXISTING INVESTMENTS



1) Inter-company loans advanced or to be advanced by WHMIH to WEIHL- not to exceed GBP 430 million, pursuant to Intercompany Funding Agreement dated as of February 1, 2007.

2) Guaranteed Loan Notes 2008 dated October 18, 2006 issued by WEIHL to Selling Shareholders of Whatsonwhen Limited - GBP 1,108,582 (Guaranteed by JWS, Inc.).

                                                                 SCHEDULE 7.03

                             EXISTING INDEBTEDNESS



1) Inter-company loans advanced or to be advanced by WHMIH to WEIHL- not to exceed GBP 430 million, pursuant to Intercompany Funding Agreement dated as of February 1, 2007.

2) Guaranteed Loan Notes 2008 dated October 18, 2006 issued by WEIHL to Selling Shareholders of Whatsonwhen Limited - GBP 1,108,582 (Guaranteed by JWS, Inc.).

                                                                SCHEDULE 10.02


                        ADMINISTRATIVE AGENT'S OFFICE;
                         CERTAIN ADDRESSES FOR NOTICES


COMPANY
and DESIGNATED BORROWERS:

John Wiley & Sons, Inc.
111 River Street
Hoboken, NJ  07030

Attention: Ellis Cousens
Telephone: (201) 748-6534
Telecopier: (201) 748-6708
Electronic Mail: ECousens@wiley.com
Website Address: www.wiley.com


ADMINISTRATIVE AGENT:

Your contacts in Credit Services:
---------------------------------
Primary             Renee Daniels-Morings
                    Credit Services Representative
                    Bank of America, N.A.
                    Mail Code: NC1-001-15-04
                    One Independence Center
                    101 N. Tryon St.
                    Charlotte, NC 28255-0001
                    Phone: 704-387-9468
                    Fax: 617-310-3288
                    Email: renee.d.daniels-morings@bankofamerica.com
                           -----------------------------------------

Account Information (for U.S. Dollars):

Bank of America, N.A.

ABA #: 026-009-593
Acct. #: 1366212250600
Attn: Corporate Credit Services
Ref: John Wiley & Sons, Inc.


Account Information (for Euro):

Ref: John Wiley & Sons, Inc., Attn: Credit Services
Swift Address: BOFAGB22

Credit Account: 65280019


Account No. (for Sterling):

Ref: John Wiley & Sons, Inc., Attn: Credit Services
London Sort Code: 16-50-50
Swift Address: BOFAGB22

Credit Account: 65280027


Account No. (for Canadian Dollars):

Ref: John Wiley & Sons, Inc., Attn: Credit Services
Swift Address: BOFACATT

Credit Account: 711465003220


Account No. (for Australian Dollars):

Ref: John Wiley & Sons, Inc., Attn: Credit Services
Swift Address: BOFAAUSX

Credit Account: 520190661017

Your contacts in Agency Management:
-----------------------------------
Primary             William Faidell
                    Assistant Vice President
                    Bank of America, N.A.
                    Mail Code: MA5-100-11-02
                    100 Federal Street
                    Boston, MA  02110
                    Telephone:  617-434-2456
                    Fax: 617-790-1358
                    Email: william.j.faidell@bankofamerica.com

                                                                SCHEDULE 10.06


                        PROCESSING AND RECORDATION FEES


      The Administrative Agent will charge a processing and recordation fee (an "Assignment Fee") in the amount of $2,500 for each assignment; provided that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group), the Assignment Fee will be $2,500 plus the amount set forth below:

                        Transaction                            Assignment Fee

   First four concurrent assignments or suballocations               -0-
   to members of an Assignee Group (or from members of an Assignee Group, as applicable)

   Each additional concurrent assignment or                         $500
   suballocation to a member of such Assignee Group (or from a member of such Assignee Group, as applicable)

                                                                     EXHIBIT A


                         FORM OF COMMITTED LOAN NOTICE

                                                      Date: ___________, _____

To:   Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement, dated as of February 2, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among John Wiley & Sons, Inc., a New York corporation (the "Company"), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender.

      The Company hereby requests, on behalf of itself or, if applicable, the Designated Borrower referenced in item 6 below (the "Applicable Designated Borrower") (select one):

      | |    A Borrowing of [U.S. Revolving Credit] [Multinational
      Revolving Credit] [Term] Loans

      | |    A conversion or continuation of [U.S. Revolving Credit]
      [Multinational Revolving Credit] [Term] Loans

      1. On ______________________________ (a Business Day).

      2. In the principal amount of $_________________ .

      3. Comprised of ____________________________.
                       [Type of Loans requested]

      4. In the following currency: _________________________

      5. For Eurocurrency Rate Loans: with an Interest Period of _______ months.

      6. On behalf of ____________________________ [insert name of applicable Designated Borrower].





                         Form of Committed Loan Notice
                                     A-1

      [The Revolving Credit Borrowing requested herein complies with the proviso to the first sentence of Section 2.01(b) of the Agreement.](1)

                                    JOHN WILEY & SONS, INC.


                                    By:
                                        --------------------------------------

                                    Name:
                                          ------------------------------------

                                    Title:
                                           -----------------------------------






---------------------------
1  Include this sentence in the case of a Revolving Credit Borrowing.



                        Form of Committed Loan Notice
                                     A-2

                                                                     EXHIBIT B


                        FORM OF SWING LINE LOAN NOTICE

                                                      Date: ___________, _____

To:      Bank of America, N.A., as Swing Line Lender
         Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement, dated as of February 2, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among John Wiley & Sons, Inc., a New York corporation (the "Company"), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender.

      The undersigned hereby requests a Swing Line Loan:

      1. On ___________________________________ (a Business Day).

      2. In the principal amount of $_______________________.

      The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.03(a) of the Agreement.

                                      JOHN WILEY & SONS, INC.


                                      By:
                                         --------------------------------------

                                      Name:
                                           ------------------------------------

                                      Title:
                                            -----------------------------------



                       Form of Swing Line Loan Notice
                                     B-1

                                                                   EXHIBIT C-1


                               FORM OF TERM NOTE

                                                              February 2, 2007

      FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to pay to _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Lender to the Borrower under that certain Credit Agreement, dated as of February 2, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among John Wiley & Sons, Inc., a New York corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender.

      The Borrower promises to pay interest on the unpaid principal amount of the Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan is denominated and in Same Day Funds at the Administrative Agent's Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

      This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of each Subsidiary Guaranty made by Domestic Subsidiaries and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable, all as provided in the Agreement. The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loan and payments with respect thereto.

      The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.



                              Form of Term Note
                                    C-1-1

      THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

                                JOHN WILEY & SONS, INC.

                                By:
                                     ------------------------------------------
                                Name:
                                       ----------------------------------------
                                Title:
                                      -----------------------------------------



                              Form of Term Note
                                    C-1-2


                                        TERM LOAN AND PAYMENTS WITH RESPECT THERETO

                                                                              Amount of        Outstanding
                                                                             Principal or       Principal
                       Type of Loan     Amount of Loan   End of Interest    Interest Paid      Balance This    Notation
       Date                Made              Made             Period          This Date            Date        Made By
------------------------------------------------------------------------------------------------------------------------
    ---------           ---------         ---------         ---------         ---------          ---------    ---------

    ---------           ---------         ---------         ---------         ---------          ---------    ---------

    ---------           ---------         ---------         ---------         ---------          ---------    ---------

    ---------           ---------         ---------         ---------         ---------          ---------    ---------

    ---------           ---------         ---------         ---------         ---------          ---------    ---------

    ---------           ---------         ---------         ---------         ---------          ---------    ---------

    ---------           ---------         ---------         ---------         ---------          ---------    ---------

    ---------           ---------         ---------         ---------         ---------          ---------    ---------

    ---------           ---------         ---------         ---------         ---------          ---------    ---------

    ---------           ---------         ---------         ---------         ---------          ---------    ---------

    ---------           ---------         ---------         ---------         ---------          ---------    ---------

    ---------           ---------         ---------         ---------         ---------          ---------    ---------

    ---------           ---------         ---------         ---------         ---------          ---------    ---------

    ---------           ---------         ---------         ---------         ---------          ---------    ---------

    ---------           ---------         ---------         ---------         ---------          ---------    ---------

    ---------           ---------         ---------         ---------         ---------          ---------    ---------

    ---------           ---------         ---------         ---------         ---------          ---------    ---------

    ---------           ---------         ---------         ---------         ---------          ---------    ---------



                              Form of Term Note
                                    C-1-3

                                                                   EXHIBIT C-2


                         FORM OF REVOLVING CREDIT NOTE

                                                              February 2, 2007

      FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to pay to _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of February 2, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among John Wiley & Sons, Inc., a New York corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender.

      The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.03(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Administrative Agent's Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

      This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Company Guaranty and each Subsidiary Guaranty [made by a Domestic Subsidiary](2) and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount, currency and maturity of its Revolving Credit Loans and payments with respect thereto.

      The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.



----------------------
(2) Insert bracketed language if this Note is made by the Company or a Domestic Subsidiary.



                         Form of Revolving Credit Note
                                    C-2-1

      THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

                                    [COMPANY]
                                    OR
                                    [APPLICABLE DESIGNATED BORROWER]


                                    By:_____________________________________

                                    Name:___________________________________

                                    Title:__________________________________






                         Form of Revolving Credit Note
                                    C-2-2

                    [U.S.] [MULTINATIONAL] REVOLVING CREDIT
                    LOANS AND PAYMENTS WITH RESPECT THERETO


                                                                              Amount of        Outstanding
                                         Currency and                        Principal or       Principal
                       Type of Loan     Amount of Loan   End of Interest    Interest Paid      Balance This
       Date                Made              Made             Period          This Date            Date        Notation Made By
-------------------- ----------------- ----------------- ----------------- ----------------- ----------------- -----------------

  ----------------    ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

  ----------------    ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

  ----------------    ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

  ----------------    ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

  ----------------    ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

  ----------------    ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

  ----------------    ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

  ----------------    ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

  ----------------    ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

  ----------------    ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

  ----------------    ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

  ----------------    ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

  ----------------    ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

  ----------------    ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

  ----------------    ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

  ----------------    ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

  ----------------    ---------------   ---------------   ---------------   ---------------   ---------------   ---------------

  ----------------    ---------------   ---------------   ---------------   ---------------   ---------------   ---------------



                         Form of Revolving Credit Note
                                    C-2-3

                                                                     EXHIBIT D


                        FORM OF COMPLIANCE CERTIFICATE

                                           Financial Statement Date: _________


To:   Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement, dated as of February 2, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among John Wiley & Sons, Inc., a New York corporation (the "Company"), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender.

      The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the __________________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

     [Use following paragraph 1 for fiscal year-end financial statements]

      [1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company and its Subsidiaries ended as of the above date, together with the reports and opinion of a Registered Public Accounting Firm required by such section.]

    [Use following paragraph 1 for fiscal quarter-end financial statements]

      [1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company and its Subsidiaries ended as of the above date. Such financial statements fairly present the consolidated financial condition, results of operations, shareholders' equity and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

      2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

      3. A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and


                        Form of Compliance Certificate

                                 [select one:]

      [to the best knowledge of the undersigned during such fiscal period, the Company performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

                                    --or--

      [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

      4. The representations, warranties and certifications of (i) the Borrowers contained in Article V of the Agreement, and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations, warranties and certifications specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and
(b), respectively, of Section 6.01 of the Agreement, including the financial statements in connection with which this Compliance Certificate is delivered.

      5. The financial covenant analyses and information set forth on Schedules 2 and 3 attached hereto are true and accurate on and as of the date of this Certificate.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Company as of ________________________, ________________.

                                    JOHN WILEY & SONS, INC.


                                    By:_____________________________________

                                    Name:___________________________________

                                    Title:__________________________________



                        Form of Compliance Certificate

                    For the Quarter/Year ended _____________("Statement Date")



                                  SCHEDULE 2
                         to the Compliance Certificate
                                 ($ in 000's)


I.    Section 7.11 (a) - Consolidated Leverage Ratio.

      A.      Consolidated Funded Indebtedness at Statement Date                                $______

      B.      Consolidated EBITDA for the applicable Measurement Period (see Schedule 3
              below):                                                                           $______

      C.      Consolidated Leverage Ratio (Line I.A / Line I.B):                                ____ to 1

              Maximum permitted:  ___:___

II.   Section 7.11(b) - Consolidated Fixed Charge Coverage Ratio

      A.      Consolidated EBITDA for the applicable Measurement Period (see Schedule 3
              below):                                                                           $______

      B.      Income taxes paid in cash for the applicable Measurement Period:                  $______

      C. Consolidated Interest Charges paid in cash for the applicable Measurement Period : $______

      D       Scheduled principal payments, etc. for the applicable Measurement Period:         $______

      E.      Restricted Payments, etc. for the applicable Measurement Period:                  $______

      F.      Consolidated Fixed Charge Coverage Ratio (Line II.A - Line II.B  / (Line II.C +
              Line II.D + Line II.E)):                                                          _______

              Maximum permitted:  1.50:1.00

III.  Section 7.14 - Capital Expenditures.

      A.      Capital Expenditures made during fiscal year to date:                             $______

      B.      Maximum permitted Capital Expenditures
              ($_____________):                                                                 $______

      C.      Excess (deficiency) for covenant compliance
              (Line III.B - Line III.A):                                                        $______



                        Form of Compliance Certificate

              For the Quarter/Year ended ___________________("Statement Date")



                                  SCHEDULE 3
                         to the Compliance Certificate
                                 ($ in 000's)


                              Consolidated EBITDA
           (in accordance with the definition of Consolidated EBITDA
                        as set forth in the Agreement)


---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
                                                                                                              Twelve
                                       Quarter          Quarter           Quarter           Quarter           Months
Consolidated                            Ended            Ended             Ended             Ended             Ended
EBITDA                               __________        __________        __________        __________       __________
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
Consolidated
Net Income
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
+      Consolidated Interest
       Charges
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
+      income taxes
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
+      depreciation
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
+      amortization
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
+      FAS 123R non-cash charges
       and similar approved
       non-cash charges
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------
=      Consolidated EBITDA
---------------------------------- ---------------- ----------------- ----------------- ----------------- ----------------




                        Form of Compliance Certificate

                                                                     EXHIBIT E


                           ASSIGNMENT AND ASSUMPTION

      This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [the][each](3) Assignor identified in item 1 below ([the][each, an] "Assignor") and [the][each](4) Assignee identified in item 2 below ([the][each, an] "Assignee"). [It is understood and agreed that the rights and obligations of [the Assignors][and][the Assignees](5) hereunder are several and not joint.](6) Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

      For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all [the Assignor's][the respective Assignors'] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Swing Line Loans included in such facilities)(7) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] "Assigned Interest"). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.


--------------------

(3) For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
(4) Include bracketed language if there are either multiple Assignors or multiple Assignees.
(5)   Select as appropriate.
(6)   Include all applicable facilities.
(7)   Include all applicable subfacilities.



                       Form of Assignment and Assumption

1.    Assignor[s]: __________________________
      _______________________________________


2.    Assignee[s]: __________________________
      _______________________________________
      [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3. Borrower(s): John Wiley & Sons, Inc., and the Designated Borrowers party to the Credit Agreement.

4. Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement: Credit Agreement, dated as of February 2, 2007, among John Wiley & Sons, Inc., a New York corporation, as Borrower, the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender.

6.    Assigned Interest[s]:


------------------- ------------------ ---------------- ----------------------- -------------- ------------------ --------------
                                                              Aggregate           Amount of       Percentage
                                                              Amount of         Commitment/       Assigned of
                                          Facility         Commitment/Loans        Loans           Commitment/        CUSIP
   Assignor[s](8)     Assignee[s](9)     Assigned(10)     for all Lenders(11)     Assigned          Loans(12)         Number
------------------- ------------------ ---------------- ----------------------- -------------- ------------------ --------------
                                                          $                      $                           %
                                        ------------       ----------------       ---------      ------------
------------------- ------------------ ---------------- ----------------------- -------------- ------------------ --------------
                                                          $                      $                           %
                                        ------------       ----------------       ---------      ------------
------------------- ------------------ ---------------- ----------------------- -------------- ------------------ --------------
                                                          $                      $                           %
                                        ------------       ----------------       ---------      ------------
------------------- ------------------ ---------------- ----------------------- -------------- ------------------ --------------


7.    [Trade Date: __________________](13)

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]




------------------------
(8)   List each Assignor, as appropriate.
(9)   List each Assignee, as appropriate.
(10) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment", "Term Loan Commitment", etc.).
(11) Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
(12) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
(13) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.



                       Form of Assignment and Assumption

      The terms set forth in this Assignment and Assumption are hereby agreed to:

                                    ASSIGNOR
                                    [NAME OF ASSIGNOR]


                                    By:
                                       ---------------------------------
                                       Title:



                                    ASSIGNEE
                                    [NAME OF ASSIGNEE]


                                    By:
                                       ---------------------------------
                                       Title:


[Consented to and] (14) Accepted:

BANK OF AMERICA, N.A., as
 Administrative Agent


By:
   ------------------------------
   Title:


[Consented to:] (15)

BANK OF AMERICA, N.A., as
  Swingline Lender


By:
   ------------------------------
     Title:


JOHN WILEY & SONS, INC., as
  the Company

By:
   ------------------------------
     Title:




------------------------
(14) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
(15) To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender) is required by the terms of the Credit Agreement.



                       Form of Assignment and Assumption

                                          ANNEX 1 TO ASSIGNMENT AND ASSUMPTION


                       STANDARD TERMS AND CONDITIONS FOR

                           ASSIGNMENT AND ASSUMPTION


            1. Representations and Warranties.

            1.1. Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

            1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) or Section 6.01(b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest,
(vi) it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its



                       Form of Assignment and Assumption
own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

            2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

            3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York, including for such purposes Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.











                       Form of Assignment and Assumption

                                                                     EXHIBIT F


                               COMPANY GUARANTY

      This COMPANY GUARANTY, dated as of February 2, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guaranty"), is made by JOHN WILEY & SONS, INC., a New York corporation (the "Company"), in favor of BANK OF AMERICA, N.A., as the administrative agent (together with its successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties.

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, pursuant to that certain Credit Agreement, dated as of February 2, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Company, John Wiley & Sons Limited, a company incorporated under the laws of England and Wales, and John Wiley & Sons, GmbH, a limited liability company organized under the laws of Germany, and certain Subsidiaries of the Company from time to time party thereto (collectively, the "Borrowers"), the various financial institutions and other Persons from time to time party thereto and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrowers; and

      WHEREAS, as a condition precedent to the making of the Loans under the Credit Agreement, the Company is required to execute and deliver this Guaranty;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions to the Borrowers and to induce the Secured Parties to enter into Secured Hedge Agreements and Secured Cash Management Agreements, the Company agrees, for the benefit of each Secured Party, as follows:

                                   ARTICLE I
                                  DEFINITIONS

      SECTION 1.1. Certain Terms. The following terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

      "Administrative Agent" is defined in the preamble.

      "Borrowers" is defined in the first recital.

      "Company" is defined in the preamble.

      "Credit Agreement" is defined in the first recital.

      "Guaranty" is defined in the preamble.



                                                              Company Guaranty

      "Termination Date" means the date on which all Obligations have been indefeasibly paid in full in cash, all Secured Hedge Agreements and Secured Cash Management Agreements have been terminated or have otherwise been provided for on terms reasonably satisfactory to the parties, and all Commitments have been terminated.

      SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                  ARTICLE II
                              GUARANTY PROVISIONS

      SECTION 2.1. Guaranty. The Company hereby absolutely, unconditionally and irrevocably:

            (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in Section 8.01(f) or (g) of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable Law following the institution of a proceeding under any Debtor Relief Law), fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)); and

            (b) indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Secured Party in enforcing any rights under this Guaranty;

provided that the Company shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Company, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Company specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any other Loan Party or any other Person before or as a condition to the obligations of the Company hereunder.

      SECTION 2.2. Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender or any other Secured Party, or the Administrative Agent or any Lender or any other Secured Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender or such Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any



                                                              Company Guaranty
proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

      SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred. The Company guarantees that the Obligations of each other Loan Party will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of the Company under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

            (a) any lack of validity, legality or enforceability of any Loan Document;

            (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any Subsidiary Guarantor) of, or Collateral securing, any Obligations;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;

            (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Company hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

            (f) any addition, exchange or release of any Collateral or of any Person that is (or will become) a guarantor (including a Subsidiary Guarantor) of the Obligations, or any surrender or non-perfection of any Collateral, or any amendment to or waiver or release of or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or

            (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any other Loan Party, any surety or the Company.

      SECTION 2.4. Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates are hereby authorized at any time and from



                                                              Company Guaranty
time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Guaranty or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Guaranty or any other Loan Document and although such obligations of the Company may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

      SECTION 2.5. Waiver, etc. The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity or any Collateral securing the Obligations, as the case may be.

      SECTION 2.6. Postponement of Subrogation, etc. The Company agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty or any other Loan Document to which it is a party, nor shall the Company seek or be entitled to seek any contribution or reimbursement from any other Loan Party, in respect of any payment made, under any Loan Document or otherwise, until following the Termination Date. Any amount paid to the Company on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by the Company (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 2.7; provided that if the Company has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at the Company's request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of the Company, execute and deliver to the Company appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Company of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, the Company shall refrain from taking any action or commencing any proceeding against any other Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.

      SECTION 2.7. Payments; Application. The Company hereby agrees with each Secured Party as follows:



                                                              Company Guaranty

            (a) The Company agrees that all payments made by the Company hereunder will be made in the currency of the applicable Obligation to the Administrative Agent, without setoff, counterclaim or other defense and in accordance with Sections 3.01 and 8.03 of the Credit Agreement, free and clear of and without deduction for any Taxes, the Company hereby agreeing to comply with and be bound by the provisions of Sections 3.01 and 8.03 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided that references to "this Agreement" in such Sections shall be deemed to be -------- references to this Guaranty.

            (b) All payments made hereunder shall be applied upon receipt as set forth in Section 8.03 of the Credit Agreement.

                                 ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

      SECTION 3.1. Representations. In order to induce the Secured Parties to enter into the Credit Agreement and make Loans thereunder and to induce the Secured Parties to enter into Secured Hedge Agreements and Secured Cash Management Agreements, the Company represents and warrants to each Secured Party as set forth below.

            (a) The representations and warranties contained in Article V of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to the Company and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article.

            (b) The Company has knowledge of each other Loan Party's financial condition and affairs and has adequate means to obtain from the Borrowers and each such other Loan Party on an ongoing basis information relating thereto and to such Loan Party's ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. The Company acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of the Company nor to advise the Company of any fact respecting, or any change in, the financial condition or affairs of any other Loan Party that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to the Company, or might (or does) materially increase the risk of the Company as guarantor, or might (or would) affect the willingness of the Company to continue as a guarantor of the Obligations.


                                  ARTICLE IV
                           MISCELLANEOUS PROVISIONS



                                                              Company Guaranty

      SECTION 4.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof. To the extent of any conflict between the terms contained in this Guaranty and the terms contained in the Credit Agreement, the terms of the Credit Agreement shall control.

      SECTION 4.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Company and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its respective successors, transferees and assigns; provided that the Company may not (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.

      SECTION 4.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Company from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section
10.01 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 4.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

      SECTION 4.5. Release of the Company. Upon the occurrence of the Termination Date, this Guaranty and all obligations of the Company hereunder shall terminate automatically, without delivery of any instrument or performance of any act by any party.

      SECTION 4.6. No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

      SECTION 4.7. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

      SECTION 4.8. Severability. If any provision of this Guaranty or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Loan Documents shall



                                                              Company Guaranty
not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 4.9. Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

            (b) SUBMISSION TO JURISDICTION. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

            (c) WAIVER OF VENUE. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.



                                                              Company Guaranty

            (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT.

      SECTION 4.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 4.11. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.

      SECTION 4.12. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Company in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).



                                                              Company Guaranty

      SECTION 4.13. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.



                                                              Company Guaranty

      IN WITNESS WHEREOF, the Company has caused this Guaranty to be duly executed and delivered by its Responsible Officer as of the date first above written.


                                    JOHN WILEY & SONS, INC.


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:





ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:

BANK OF AMERICA, N.A.,
as Administrative Agent


By:
   ----------------------------------
   Name:
   Title:



                                                              Company Guaranty

                                                                     EXHIBIT G


                           U.S. Subsidiary Guaranty


      This U.S. SUBSIDIARY GUARANTY, dated as of February 2, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guaranty"), is made by each U.S. Subsidiary (such capitalized term and other terms used in this Guaranty to have the meanings set forth in Article I) of JOHN WILEY & SONS, INC., a New York corporation (the "Company"), from time to time party hereto (each individually, a "Guarantor" and, collectively, the "Guarantors"), in favor of BANK OF AMERICA, N.A., as the administrative agent (together with its successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties.

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, pursuant to that certain Credit Agreement, dated as of February 2, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Company, John Wiley & Sons Limited, a company incorporated under the laws of England and Wales, and John Wiley & Sons, GmbH, a limited liability company organized under the laws of Germany, and certain Subsidiaries of the Company from time to time party thereto (collectively, the "Borrowers"), the various financial institutions and other Persons from time to time party thereto and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrowers; and

      WHEREAS, as a condition precedent to the making of the Loans under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions to the Borrowers and to induce the Secured Parties to enter into Secured Hedge Agreements and Secured Cash Management Agreements, each Guarantor agrees, for the benefit of each Secured Party, as follows:

                                   ARTICLE I
                                  DEFINITIONS

      SECTION 1.1. Certain Terms. The following terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

      "Administrative Agent" is defined in the preamble.

      "Borrowers" is defined in the first recital.

      "Company" is defined in the preamble.

      "Credit Agreement" is defined in the first recital.



                                                      U.S. Subsidiary Guaranty

      "Guarantor" and "Guarantors" are defined in the preamble.

      "Guaranty" is defined in the preamble.

      "Termination Date" means the date on which all Obligations have been indefeasibly paid in full in cash, all Secured Hedge Agreements and Secured Cash Management Agreements have been terminated or have otherwise been provided for on terms reasonably satisfactory to the parties, and all Commitments have been terminated.

      SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                  ARTICLE II
                              GUARANTY PROVISIONS

      SECTION 2.1. Guaranty. Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably:

            (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in Section 8.01(f) or (g) of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable Law following the institution of a proceeding under any Debtor Relief Law), fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)); and

            (b) indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Secured Party in enforcing any rights under this Guaranty;

provided that each Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any other Loan Party or any other Person before or as a condition to the obligations of such Guarantor hereunder.

      SECTION 2.2. Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender or any other Secured Party, or the Administrative Agent or any Lender or any other Secured Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated,



                                                      U.S. Subsidiary Guaranty
declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender or such Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

      SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred. Each Guarantor jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of each Guarantor under this Guaranty shall be joint and several, absolute, unconditional and irrevocable irrespective of:

            (a) any lack of validity, legality or enforceability of any Loan Document;

            (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Guarantor) of, or Collateral securing, any Obligations;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;

            (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

            (f) any addition, exchange or release of any Collateral or of any Person that is (or will become) a guarantor (including a Guarantor hereunder or under the Company Guaranty) of the Obligations, or any surrender or non-perfection of any Collateral, or any amendment to or waiver or release of or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or

            (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any Guarantor.



                                                      U.S. Subsidiary Guaranty

      SECTION 2.4. Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

      SECTION 2.5. Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity or any Collateral securing the Obligations, as the case may be.

      SECTION 2.6. Postponement of Subrogation, etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty or any other Loan Document to which it is a party, nor shall such Guarantor seek or be entitled to seek any contribution or reimbursement from any other Loan Party, in respect of any payment made, under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by such Guarantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 2.7; provided that if any Guarantor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at such Guarantor's request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Guarantor shall refrain from taking any action or commencing any proceeding against any other Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.

      SECTION 2.7. Payments; Application. Each Guarantor hereby agrees with each Secured Party as follows:



                                                      U.S. Subsidiary Guaranty

            (a) Each Guarantor agrees that all payments made by such Guarantor hereunder will be made in the currency of the applicable Obligation to the Administrative Agent, without setoff, counterclaim or other defense and in accordance with Sections 3.01 and 8.03 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 3.01 and 8.03 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided that references to the "Borrower" or the "Borrowers" in such -------- Sections shall be deemed to be references to each Guarantor, and references to "this Agreement" in such Sections shall be deemed to be references to this Guaranty.

            (b) All payments made hereunder shall be applied upon receipt as set forth in Section 8.03 of the Credit Agreement.

                                 ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

      SECTION 3.1. Representations. In order to induce the Secured Parties to enter into the Credit Agreement and make Loans thereunder and to induce the Secured Parties to enter into Secured Hedge Agreements and Secured Cash Management Agreements, each Guarantor represents and warrants to each Secured Party as set forth below.

            (a) The representations and warranties contained in Article V of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to such Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article.

            (b) Such Guarantor has knowledge of each other Loan Party's financial condition and affairs and has adequate means to obtain from the Borrowers and each such Loan Party on an ongoing basis information relating thereto and to such Loan Party's ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Such Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any other Loan Party that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.



                                                      U.S. Subsidiary Guaranty

            (c) It is in the best interests of such Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary of the Company, derive substantial direct and indirect benefits from the Loans made from time to time to the Borrowers by the Lenders pursuant to the Credit Agreement and the execution and delivery of Secured Hedge Agreements and Secured Cash Management Agreements among any Borrower, other Loan Parties and certain Secured Parties, and such Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make such Loans to, and to enter into such Secured Hedge Agreements and Secured Cash Management Agreements with, the Borrowers.

                                  ARTICLE IV
                                COVENANTS, ETC.

      SECTION 4.1. Covenants. Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Articles VI and VII and Sections 8.01(f) and (g) of the Credit Agreement) which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.

                                  ARTICLE V
                           MISCELLANEOUS PROVISIONS

      SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof. To the extent of any conflict between the terms contained in this Guaranty and the terms contained in the Credit Agreement, the terms of the Credit Agreement shall control.

      SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall remain in full force and effect until the Termination Date has occurred, shall be jointly and severally binding upon each Guarantor and its respective successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its respective successors, transferees and assigns; provided that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.

      SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section
10.01 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.



                                                      U.S. Subsidiary Guaranty

      SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Guarantor, in care of the Company) specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

      SECTION 5.5. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a "Guarantor" hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a "Guarantor" hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

      SECTION 5.6. Termination of Agreement; Release of Guarantors. Upon the occurrence of the Termination Date, this Guaranty and all obligations of each Guarantor hereunder shall terminate automatically, without delivery of any instrument or performance of any act by any party. In addition, a Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Subsidiary of the Company.

      SECTION 5.7. No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

      SECTION 5.8. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

      SECTION 5.9. Severability. If any provision of this Guaranty or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 5.10. Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES



                                                      U.S. Subsidiary Guaranty

SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

            (b) SUBMISSION TO JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

            (c) WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. EACH FOREIGN OBLIGOR HEREBY IRREVOCABLY APPOINTS THE COMPANY, AS ITS AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT AND CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY SUCH COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH AGENT AT SUCH ADDRESS, AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW: (I) SHALL BE DEEMED IN



                                                      U.S. Subsidiary Guaranty

      EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. IF ANY AGENT APPOINTED BY ANY PERSON PARTY HERETO REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL UPON RECEIPT CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY OTHER PERSON PARTY HERETO TO BRING PROCEEDINGS AGAINST SUCH PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

      SECTION 5.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 5.12. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.

      SECTION 5.13. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Guarantor in



                                                      U.S. Subsidiary Guaranty
the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable law).

      SECTION 5.14. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.



                                                      U.S. Subsidiary Guaranty

      IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its Responsible Officer as of the date first above written.

                                    WILEY SUBSCRIPTION SERVICES, INC.


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                    WILEY LISS, INC.


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                    WILEY PERIODICALS, INC.


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                    WILEY PUBLISHING, INC.


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                    WILEY HMI HOLDINGS, INC.


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:



                                                      U.S. Subsidiary Guaranty

                                    HMI INVESTMENT, INC.


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:



                                                      U.S. Subsidiary Guaranty

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:

BANK OF AMERICA, N.A.,
as Administrative Agent


By:
   ----------------------------------
   Name:
   Title:



                                                      U.S. Subsidiary Guaranty

                                                                    ANNEX I to
                                                  the U.S. Subsidiary Guaranty



      THIS SUPPLEMENT, dated as of ____________ ___, 200__ (this "Supplement"), is to the U.S. Subsidiary Guaranty, dated as of February 2, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Guaranty"), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guaranty) from time to time party thereto, in favor of BANK OF AMERICA, N.A., as administrative agent (together with its successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties.

                             W I T N E S S E T H :

      WHEREAS, pursuant to the provisions of Section 5.5 of the Guaranty, each of the undersigned is becoming a Guarantor under the Guaranty; and

      WHEREAS, each of the undersigned desires to become a "Guarantor" under the Guaranty in order to induce the Secured Parties to continue to extend Credit Extensions under the Credit Agreement;

      NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which are hereby acknowledged), each of the undersigned agrees, for the benefit of each Secured Party, as follows.

      SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby
(a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof. In furtherance of the foregoing, each reference to a "Guarantor" and/or "Guarantors" in the Guaranty shall be deemed to include each of the undersigned.

      SECTION 2. Waiver, Agreements, etc. Each of the undersigned hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, this Supplement and the Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other Guarantor) or entity or any Collateral securing the Obligations, as the case may be. As provided below, this Supplement shall be governed by, and construed in accordance with, the Laws of the State of New York.

      SECTION 3. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligations of each of the undersigned, enforceable against it in accordance with its terms.

      SECTION 4. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

      SECTION 5. Severability. If any provision of this Supplement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 6. Indemnity; Fees and Expenses, etc. Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Supplement, including reasonable attorney's fees and expenses of the Administrative Agent's counsel.

      SECTION 7. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

      SECTION 8. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Supplement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Supplement.

      SECTION 9. ENTIRE AGREEMENT. THIS SUPPLEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

      IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered by its Responsible Officer as of the date first above written.

                                    [NAME OF ADDITIONAL SUBSIDIARY]

                                    By:
                                       ------------------------------
                                       Name:
                                       Title:



ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:


BANK OF AMERICA, N.A.,
 as Administrative Agent


By:
   ---------------------------------
   Name:
   Title:

                                                                     EXHIBIT G



                           U.K. SUBSIDIARY GUARANTY


      This U.K. SUBSIDIARY GUARANTY, dated as of February [___], 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guaranty"), is made by each U.K. Subsidiary (such capitalized term and other terms used in this Guaranty to have the meanings set forth in
Article I) of JOHN WILEY & SONS, INC., a New York corporation (the "Company"), from time to time party hereto (each individually, a "Guarantor" and, collectively, the "Guarantors"), in favor of BANK OF AMERICA, N.A., as the administrative agent (together with its successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties.

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS, pursuant to that certain Credit Agreement, dated as of February [___], 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Company, John Wiley & Sons Limited, a company incorporated under the laws of England and Wales, and John Wiley & Sons, GmbH, a limited liability company organized under the laws of Germany, and certain Subsidiaries of the Company from time to time party thereto (collectively, the "Borrowers"), the various financial institutions and other Persons from time to time party thereto and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrowers; and

      WHEREAS, as a condition precedent to the making of the Loans under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions to the Borrowers and to induce the Secured Parties to enter into Secured Hedge Agreements and Secured Cash Management Agreements, each Guarantor agrees, for the benefit of each Secured Party, as follows:

                                   ARTICLE I
                                  DEFINITIONS

      SECTION 1.1. Certain Terms. The following terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

      "Administrative Agent" is defined in the preamble.

      "Borrowers" is defined in the first recital.

      "Company" is defined in the preamble.



                                                      U.K. Subsidiary Guaranty

      "Credit Agreement" is defined in the first recital.

      "Guarantor" and "Guarantors" are defined in the preamble.

      "Guaranteed Obligations" means all Obligations of the Foreign Obligors.

      "Guaranty" is defined in the preamble.

      "Termination Date" means the date on which all Obligations have been indefeasibly paid in full in cash, all Secured Hedge Agreements and Secured Cash Management Agreements have been terminated or have otherwise been provided for on terms reasonably satisfactory to the parties, and all Commitments have been terminated.

      SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                  ARTICLE II
                              GUARANTY PROVISIONS

      SECTION 2.1. Guaranty. Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably:

            (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Guaranteed Obligations now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in Section 8.01(f) or (g) of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable Law following the institution of a proceeding under any Debtor Relief Law), fees, expenses or otherwise; and

            (b) indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Secured Party in enforcing any rights under this Guaranty;

provided that each Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any other Loan Party or any other Person before or as a condition to the obligations of such Guarantor hereunder.

      SECTION 2.2. Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender or any other Secured Party, or the Administrative Agent or any Lender or any other Secured Party exercises its right of setoff,



                                                      U.K. Subsidiary Guaranty
and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender or such Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

      SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of each Guarantor under this Guaranty shall be joint and several, absolute, unconditional and irrevocable irrespective of:

            (a) any lack of validity, legality or enforceability of any Loan Document;

            (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Guarantor) of, or Collateral securing, any Guaranteed Obligations;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Guaranteed Obligations, or any other extension, compromise or renewal of any Guaranteed Obligation;

            (d) any reduction, limitation, impairment or termination of any Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations or otherwise;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

            (f) any addition, exchange or release of any Collateral or of any Person that is (or will become) a guarantor (including a Guarantor hereunder or under the Company Guaranty) of the Guaranteed Obligations, or any surrender or non-perfection of any Collateral, or any amendment to or waiver or release of or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Guaranteed Obligations; or



                                                      U.K. Subsidiary Guaranty

            (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any Guarantor.

      SECTION 2.4. Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

      SECTION 2.5. Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity or any Collateral securing the Guaranteed Obligations, as the case may be.

      SECTION 2.6. Postponement of Subrogation, etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty or any other Loan Document to which it is a party, nor shall such Guarantor seek or be entitled to seek any contribution or reimbursement from any other Loan Party, in respect of any payment made, under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by such Guarantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with Section 2.7; provided that if any Guarantor has made payment to the Secured Parties of all or any part of the Guaranteed Obligations and the Termination Date has occurred, then at such Guarantor's request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Guarantor shall refrain from taking any action or commencing any proceeding against any other Loan Party (or its successors or assigns, whether in connection with a bankruptcy



                                                      U.K. Subsidiary Guaranty
proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.

      SECTION 2.7. Payments; Application. Each Guarantor hereby agrees with each Secured Party as follows:

            (a) Each Guarantor agrees that all payments made by such Guarantor hereunder will be made in the currency of the applicable Obligation to the Administrative Agent, without setoff, counterclaim or other defense and in accordance with Sections 3.01 and 8.03 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 3.01 and 8.03 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided that references to the "Borrower" or the "Borrowers" in such -------- Sections shall be deemed to be references to each Guarantor, and references to "this Agreement" in such Sections shall be deemed to be references to this Guaranty.

            (b) All payments made hereunder shall be applied upon receipt as set forth in Section 8.03 of the Credit Agreement.

                                 ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

      SECTION 3.1. Representations. In order to induce the Secured Parties to enter into the Credit Agreement and make Loans thereunder and to induce the Secured Parties to enter into Secured Hedge Agreements and Secured Cash Management Agreements, each Guarantor represents and warrants to each Secured Party as set forth below.

            (a) The representations and warranties contained in Article V of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to such Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article.

            (b) Such Guarantor has knowledge of each other Loan Party's financial condition and affairs and has adequate means to obtain from the Borrowers and each such other Loan Party on an ongoing basis information relating thereto and to such Loan Party's ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Such Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any other Loan Party for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any other Loan Party that might become



                                                      U.K. Subsidiary Guaranty
      known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Guaranteed Obligations.

            (c) It is in the best interests of such Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary of the Company, derive substantial direct and indirect benefits from the Loans made from time to time to the Borrowers by the Lenders pursuant to the Credit Agreement and the execution and delivery of Secured Hedge Agreements and Secured Cash Management Agreements among any Borrower, other Loan Parties and certain Secured Parties, and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make such Loans to, and to enter into such Secured Hedge Agreements and Secured Cash Management Agreements with, the Borrowers.

                                  ARTICLE IV
                                COVENANTS, ETC.

      SECTION 4.1. Covenants. Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Articles VI and VII and Sections 8.01(f) and (g) of the Credit Agreement) which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.

                                  ARTICLE V
                           MISCELLANEOUS PROVISIONS

      SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof. To the extent of any conflict between the terms contained in this Guaranty and the terms contained in the Credit Agreement, the terms of the Credit Agreement shall control.

      SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall remain in full force and effect until the Termination Date has occurred, shall be jointly and severally binding upon each Guarantor and its respective successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its respective successors, transferees and assigns; provided that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.

      SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor from its obligations under this



                                                      U.K. Subsidiary Guaranty

Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 10.01 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Guarantor, in care of the Company) specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

      SECTION 5.5. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a "Guarantor" hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a "Guarantor" hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

      SECTION 5.6. Termination of Agreement; Release of Guarantor. Upon the occurrence of the Termination Date, this Guaranty and all obligations of each Guarantor hereunder shall terminate automatically, without delivery of any instrument or performance of any act by any party. In addition, a Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Subsidiary of the Company.

      SECTION 5.7. No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

      SECTION 5.8. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

      SECTION 5.9. Severability. If any provision of this Guaranty or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.



                                                      U.K. Subsidiary Guaranty

      SECTION 5.10. Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

            (b) SUBMISSION TO JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

            (c) WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. EACH FOREIGN OBLIGOR HEREBY IRREVOCABLY APPOINTS THE COMPANY AS ITS AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT AND CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY SUCH COURTS BY



                                                      U.K. Subsidiary Guaranty

      MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH AGENT AT SUCH ADDRESS, AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW: (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND
      (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. IF ANY AGENT APPOINTED BY ANY PERSON PARTY HERETO REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL UPON RECEIPT CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY OTHER PERSON PARTY HERETO TO BRING PROCEEDINGS AGAINST SUCH PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

      SECTION 5.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 5.12. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.

      SECTION 5.13. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the



                                                      U.K. Subsidiary Guaranty

Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Guarantor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable law).

      SECTION 5.14. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.



                                                      U.K. Subsidiary Guaranty

      IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its Responsible Officer as of the date first above written.


                                    WILEY EUROPE LIMITED


                                    By:
                                       -------------------------------
                                       Name:
                                       Title:


                                    JOHN WILEY & SONS LIMITED


                                    By:
                                       -------------------------------
                                       Name:
                                       Title:


                                    WILEY HEYDEN LIMITED


                                    By:
                                       -------------------------------
                                       Name:
                                       Title:



                                                      U.K. Subsidiary Guaranty

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:

BANK OF AMERICA, N.A.,
as Administrative Agent


By:
   -----------------------------------
   Name:
   Title:



                                                      U.K. Subsidiary Guaranty

                                                                    ANNEX I to
                                                  the U.K. Subsidiary Guaranty



      THIS SUPPLEMENT, dated as of ____________ ___, 200__ (this "Supplement"), is to the U.K. Subsidiary Guaranty, dated as of February [___], 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Guaranty"), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guaranty) from time to time party thereto, in favor of BANK OF AMERICA, N.A., as administrative agent (together with its successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties.

                             W I T N E S S E T H :

      WHEREAS, pursuant to the provisions of Section 5.5 of the Guaranty, each of the undersigned is becoming a Guarantor under the Guaranty; and

      WHEREAS, each of the undersigned desires to become a "Guarantor" under the Guaranty in order to induce the Secured Parties to continue to extend Credit Extensions under the Credit Agreement;

      NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which are hereby acknowledged), each of the undersigned agrees, for the benefit of each Secured Party, as follows.

      SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby
(a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof. In furtherance of the foregoing, each reference to a "Guarantor" and/or "Guarantors" in the Guaranty shall be deemed to include each of the undersigned.

      SECTION 2. Waiver, Agreements, etc. Each of the undersigned hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations, this Supplement and the Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other Guarantor) or entity or any Collateral securing the Guaranteed Obligations, as the case may be. As provided below, this Supplement shall be governed by, and construed in accordance with, the Laws of the State of New York.

      SECTION 3. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligations of each of the undersigned, enforceable against it in accordance with its terms.

      SECTION 4. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

      SECTION 5. Severability. If any provision of this Supplement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 6. Indemnity; Fees and Expenses, etc. Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Supplement, including reasonable attorney's fees and expenses of the Administrative Agent's counsel.

      SECTION 7. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

      SECTION 8. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Supplement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Supplement.

      SECTION 9. ENTIRE AGREEMENT. THIS SUPPLEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

      IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered by its Responsible Officer as of the date first above written.



                                    [NAME OF ADDITIONAL SUBSIDIARY]


                                    By:
                                       -------------------------------
                                       Name:
                                       Title:



ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:


BANK OF AMERICA, N.A.,
  as Administrative Agent


By:
   ----------------------------------
   Name:
   Title:

                                                                     EXHIBIT H


                             U.S. PLEDGE AGREEMENT

      This U.S. PLEDGE AGREEMENT, dated as of February 2, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Agreement"), is made by JOHN WILEY & SONS, INC., a New York corporation (the "Company"), and JOHN WILEY & SONS LIMITED, a company incorporated under the laws of England and Wales (collectively with the Company, the "Borrowers"), and each other Borrower and each Subsidiary Guarantor (terms used in the preamble and the recitals have the definitions set forth in or incorporated by reference in Article I) from time to time party to this Agreement (each individually, a "Pledgor" and collectively, the "Pledgors"), in favor of BANK OF AMERICA, N.A., as the administrative agent (together with its successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties.

                             W I T N E S S E T H :
                             - - - - - - - - - -

      WHEREAS, pursuant to that certain Credit Agreement, dated as of February 2, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the various financial institutions and other Persons from time to time party thereto and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrowers; and

      WHEREAS, as a condition precedent to the making of the Loans under the Credit Agreement, each Pledgor is required to execute and deliver this Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions to the Borrowers and to induce the Secured Parties to enter into Secured Hedge Agreements and Secured Cash Management Agreements, each Pledgor agrees, for the benefit of each Secured Party, as follows:

                                   ARTICLE I
                                  DEFINITIONS

      SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

      "Administrative Agent" is defined in the preamble.

      "Agreement" is defined in the preamble.

      "Borrowers" is defined in the preamble.

      "Collateral" is defined in Section 2.1.



                                                         U.S. Pledge Agreement

      "Company" is defined in the preamble.

      "Control Agreement" means an authenticated record, in form and substance satisfactory to the Administrative Agent, that provides for the Administrative Agent to have "control" (as defined in the UCC) over certain Collateral.

      "Credit Agreement" is defined in the first recital.

      "Distributions" means all dividends paid on Equity Interests constituting Collateral, liquidating dividends paid on Equity Interests constituting Collateral, shares (or other designations) of Equity Interests resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Equity Interests constituting Collateral.

      "Filing Statements" is defined in Section 3.5.

      "Foreign Law Collateral Document" is defined in Section 7.13.

      "Pledged Debt" means Indebtedness of the Company or a Subsidiary of the Company owed to a Pledgor.

      "Pledgor" and "Pledgors" are defined in the preamble.

      "Securities Act" is defined in Section 6.2(a).

      "Specified Default" means (a) an Event of Default or (b) a Default under
Section 8.01(f) or (g) of the Credit Agreement.

      "Termination Date" means the date on which all Obligations have been indefeasibly paid in full in cash, all Secured Hedge Agreements and Secured Cash Management Agreements have been terminated or have been otherwise provided for on terms reasonably satisfactory to the parties thereto, and all Commitments have been terminated.

      SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

      SECTION 1.3. UCC Definitions. When used herein the terms Certificated Securities, Chattel Paper, General Intangibles, Instrument, Investment Property, Payment Intangibles, Proceeds, Promissory Notes, Securities Account and Uncertificated Securities have the meaning provided in Article 8 or
Article 9, as applicable, of the UCC.

                                  ARTICLE II
                               SECURITY INTEREST

      SECTION 2.1. Grant of Security Interest. Subject to the proviso set forth in Section 2.2(a), each Pledgor hereby grants to the Administrative Agent, for its benefit and the ratable



                                                         U.S. Pledge Agreement
benefit of each other Secured Party, a continuing security interest in all of such Pledgor's right, title and interest in the following property, whether now or hereafter existing, owned or acquired by such Pledgor, and wherever located (collectively, the "Collateral"):

            (a) all Equity Interests described in Schedule I and all other Equity Interests subsequently issued by the issuers listed in such
      Schedule I;

            (b) all Pledged Debt;

            (c) all books, records, writings, databases and other information relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section; and

            (d) all Distributions and all Proceeds of and from any and all of the foregoing Collateral (including Proceeds which constitute property of the types described in this Section).

Notwithstanding the foregoing, the term "Collateral" shall not include, and the grant of a security interest as provided hereunder shall not extend to, until the occurrence of the Financial Assistance Termination Date with respect to Blackwell, Indebtedness in respect of the Blackwell Loan.

      SECTION 2.2. Security for Obligations. This Agreement and the Collateral in which the Administrative Agent, for the benefit of the Secured Parties, is granted a security interest hereunder by the Pledgors secure the payment and performance of (a) with respect to each Pledgor that is not a CFC (or a Subsidiary that is held directly or indirectly by a CFC), all of the Obligations; provided that no more than 66% of the voting Equity Interests of any Subsidiary that is a CFC (or a Subsidiary that is held directly or indirectly by a CFC) is pledged as security for the Obligations of the Company or any of its Domestic Subsidiaries; and (b) with respect to each other Pledgor, all of the Obligations of the Foreign Obligors. Notwithstanding the foregoing, no Collateral consisting of Pledged Debt or any Proceeds therefrom shall secure the payment and performance of the Obligations of any German Borrower.

      SECTION 2.3. Pledgors Remain Liable. Anything herein to the contrary notwithstanding:

            (a) the Pledgors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

            (b) the exercise by the Administrative Agent of any of its rights hereunder will not release any Pledgor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

            (c) no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of any Pledgor



                                                         U.S. Pledge Agreement
      thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

      SECTION 2.4. Distributions on Pledged Shares. In the event that any Distribution with respect to any Equity Interests pledged hereunder is permitted to be paid (in accordance with Section 7.06 of the Credit Agreement), such Distribution or payment may be paid directly to the applicable Pledgor. If any Distribution is made in contravention of Section
7.06 of the Credit Agreement, such Pledgor shall hold the same segregated and in trust for the Administrative Agent until paid to the Administrative Agent in accordance with Section 4.1.4.

      SECTION 2.5. Security Interest Absolute, etc. This Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date has occurred. All rights of the Secured Parties and the security interests granted to the Administrative Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of the Pledgors hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:

            (a) any lack of validity, legality or enforceability of any Loan Document;

            (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other Pledgor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Pledgor) of, or collateral securing, any Obligations;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligations;

            (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

            (f) any addition, exchange or release of any collateral or of any Person that is (or will become) a grantor (including the Pledgors hereunder) of a security interest in any collateral securing any of the Obligations, or any surrender or non-perfection of any such collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any guaranty held by any Secured Party securing any of the Obligations; or



                                                         U.S. Pledge Agreement

            (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.

      SECTION 2.6. Postponement of Subrogation. Each Pledgor agrees that it will not exercise any rights against another Pledgor which it may acquire by way of rights of subrogation under any Loan Document to which it is a party until the Termination Date. No Pledgor shall seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to such Pledgor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by such Pledgor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 6.1; provided that if such Pledgor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at such Pledgor's request, the Administrative Agent (on behalf of the Secured Parties) will, at the expense of such Pledgor, execute and deliver to such Pledgor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Pledgor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, such Pledgor shall refrain from taking any action or commencing any proceeding against any Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Agreement to any Secured Party.

                                 ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

      In order to induce the Secured Parties to enter into the Credit Agreement and make Loans thereunder, and to induce the Secured Parties to enter into Secured Hedging Agreements, the Pledgors represent and warrant to each Secured Party as set forth below.

      SECTION 3.1. As to Equity Interests of the Pledgors' Subsidiaries.

            (a) With respect to any direct Subsidiary of any Pledgor that is:

                  (i) a corporation, business trust, joint stock company or
            similar Person, all Equity Interests issued by such Subsidiary are duly authorized and validly issued, fully paid and non-assessable (or equivalent thereof to the extent applicable in the jurisdiction in which such Equity Interests are issued), and represented by a certificate; and

                  (ii) a partnership or limited liability company, such
            Subsidiary has not (i) issued Equity Interests that are to be dealt in or traded on securities exchanges or in securities markets, (ii) provided in its Organization Documents that its Equity Interests are securities governed by Article 8 of the UCC, or (iii) placed such Subsidiary's Equity Interests in a Securities Account, except Equity Interests



                                                         U.S. Pledge Agreement

            (x) for which the Administrative Agent is the registered owner or
            (y) that are subject to a Control Agreement entered into by such Pledgor, the Administrative Agent and the issuer of such Equity Interests.

            (b) Each Pledgor has delivered all Certificated Securities constituting Collateral held by such Pledgor on the Closing Date to the Administrative Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent.

            (c) With respect to Uncertificated Securities constituting Collateral (other than Uncertificated Securities credited to a Securities Account) owned by any Pledgor, such Pledgor has caused the issuer thereof either to (i) register the Administrative Agent as the registered owner of such security or (ii) agree in an authenticated record with such Pledgor and the Administrative Agent that such issuer will comply with instructions with respect to such security originated by the Administrative Agent without further consent of such Pledgor.

            (d) The percentage of the issued and outstanding Equity Interests of each Subsidiary pledged by each Pledgor hereunder is as set forth on
      Schedule I.

      SECTION 3.2. Pledgor Name, Location, etc.

            (a) The jurisdiction in which each Pledgor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A of
      Schedule II.

            (b) The Pledgors do not have any trade names other than those set forth in Item B of Schedule II hereto.

            (c) During the four months preceding the date hereof, no Pledgor has been known by any legal name different from the one set forth on the signature page hereto, nor has such Pledgor been the subject of any merger or other corporate reorganization, except as set forth in Item C of Schedule II hereto.

            (d) Each Pledgor's federal taxpayer identification number is (and, during the four months preceding the date hereof, such Pledgor has not had a federal taxpayer identification number different from that) set forth in Item D of Schedule II hereto.

            (e) The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of each Pledgor.

      SECTION 3.3. Ownership, No Liens, etc. Each Pledgor has rights in or the power to transfer the Collateral, and each Pledgor owns its Collateral free and clear of any Lien, except for Liens created by this Agreement. No effective financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Administrative Agent relating to this Agreement.

      SECTION 3.4. Instruments and Chattel Paper. Each Pledgor has delivered to the Administrative Agent possession of all originals of all Instruments, Promissory Notes, and



                                                         U.S. Pledge Agreement
tangible Chattel Paper constituting Collateral and owned or held by such Pledgor on the Closing Date duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent.

      SECTION 3.5. Validity, etc. This Agreement creates a valid security interest in the Collateral securing the payment of the applicable Obligations in accordance with Section 2.2. Each Pledgor has filed or caused to be filed all UCC-1 financing statements in the filing office for each Pledgor's location listed in Item A of Schedule II (collectively, the "Filing Statements") (or has delivered to the Administrative Agent the Filing Statements suitable for filing in such offices) and has taken all actions necessary to cause the Administrative Agent to obtain control of any Collateral constituting Investment Property as provided in Section 9-106 of the UCC. Upon the filing of the Filing Statements with the appropriate agencies therefor, the security interests created under this Agreement shall constitute perfected security interests in the Collateral described on such Filing Statements in favor of the Administrative Agent on behalf of the Secured Parties to the extent that a security interest therein may be perfected by filing pursuant to the relevant UCC, prior to all other Liens.

      SECTION 3.6. Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either

            (a) for the grant by the Pledgors of the security interest granted hereby or for the execution, delivery and performance of this Agreement by the Pledgors;

            (b) for the perfection or maintenance of the security interests hereunder, including the first priority nature of such security interests (except with respect to the Filing Statements), or the exercise by the Administrative Agent of its rights and remedies hereunder; or

            (c) for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement, or, except (i) with respect to any securities issued by a Subsidiary of the Pledgors, as may be required in connection with a disposition of such securities by Laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Agreement and (ii) any "change of control" or similar filings required by state licensing agencies.

      SECTION 3.7. Best Interests. It is in the best interests of each Pledgor (other than the Company) to execute this Agreement inasmuch as such Pledgor will, as a result of being a Subsidiary of the Company, derive substantial direct and indirect benefits from the Loans made from time to time to the Borrowers by the Lenders pursuant to the Credit Agreement and the execution and delivery of Secured Hedge Agreements and Secured Cash Management Agreements among the Borrowers, other Loan Parties and certain Secured Parties, and each Pledgor agrees that the Secured Parties are relying on this representation in agreeing to make such Loans and other extensions of credit pursuant to the Credit Agreement to the Borrowers.



                                                         U.S. Pledge Agreement

                                  ARTICLE IV
                                   COVENANTS

      Each Pledgor covenants and agrees that, until the Termination Date, such Pledgor will perform, comply with and be bound by the obligations set forth below.

      SECTION 4.1. As to Investment Property.

      SECTION 4.1.1. Equity Interests of the Pledgors' Subsidiaries. No Pledgor will allow any of its Subsidiaries:

            (a) that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities;

            (b) that is a partnership or limited liability company, to (i) issue Equity Interests that are to be dealt in or traded on securities exchanges or in securities markets, (ii) provide in its Organization Documents that its Equity Interests are securities governed by Article 8 of the UCC, or (iii) place such Subsidiary's Equity Interests in a Securities Account, except Equity Interests (x) for which the Administrative Agent is the registered owner or (y) that are subject to a Control Agreement entered into by such Pledgor, the Administrative Agent and the issuer of such Equity Interests; or

            (c) to issue Equity Interests in addition to or in substitution for the Equity Interests pledged hereunder, except to such Pledgor (and such Equity Interests are immediately pledged and delivered to the Administrative Agent pursuant to the terms of this Agreement).

      SECTION 4.1.2. Certificated and Uncertificated Securities.

            (a) Such Pledgor will deliver all Certificated Securities that constitute Collateral owned or held by such Pledgor to the Administrative Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent.

            (b) Such Pledgor will cause the issuer of any and all Uncertificated Securities (other than Uncertificated Securities credited to a Securities Account) constituting Investment Property and Collateral owned or held by such Pledgor, to either (i) register the Administrative Agent as the registered owner thereof on the books and records of the issuer or (ii) execute a Control Agreement relating to such Investment Property pursuant to which the issuer agrees to comply with the Administrative Agent's instructions with respect to such Uncertificated Securities without further consent by such Pledgor.

      SECTION 4.1.3. Instruments and Chattel Paper. Each Pledgor agrees that it will, promptly following receipt thereof, deliver to the Administrative Agent possession of all originals of Instruments, Promissory Notes and Chattel Paper that constitute Collateral that it acquires following the Closing Date duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent. No Pledgor shall create any tangible Chattel Paper that constitutes



                                                         U.S. Pledge Agreement

Collateral without placing a legend on such tangible Chattel Paper acceptable to the Administrative Agent indicating that the Administrative Agent has a security interest in such Chattel Paper.

      SECTION 4.1.4. Distributions; Voting Rights; etc. Each Pledgor agrees promptly upon receipt of notice of the occurrence of a Specified Default from the Administrative Agent and without any request therefor by the Administrative Agent, so long as such Specified Default shall continue:

            (a) to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Distributions with respect to Investment Property that is Collateral of such Pledgor, all interest, principal and other cash payments on Payment Intangibles constituting Collateral of such Pledgor, and all Proceeds of the Collateral of such Pledgor, in each case thereafter received by such Pledgor, all of which shall be held by the Administrative Agent as additional Collateral; and

            (b) with respect to Collateral of such Pledgor consisting of general partner interests or limited liability company interests,

                  (i) upon the request of the Administrative Agent, to
            promptly modify its Organization Documents to admit the Administrative Agent as a general partner or member, as applicable;

                  (ii) so long as the Administrative Agent has notified such
            Pledgor of the Administrative Agent's intention to exercise its voting power under this clause, that the Administrative Agent may exercise (to the exclusion of such Pledgor) the voting power and all other incidental rights of ownership with respect to any Investment Property constituting Collateral of such Pledgor, and such Pledgor hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote such Investment Property; and

                  (iii) to promptly deliver to the Administrative Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

      All dividends, Distributions, interest, principal, cash payments, Payment Intangibles and Proceeds that may at any time and from time to time be held by such Pledgor, but which such Pledgor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by such Pledgor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless a Specified Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in this Section 4.1.4, such Pledgor will have the exclusive voting power with respect to any Investment Property constituting Collateral of such Pledgor and the Administrative Agent will, upon the written request of such Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise that voting power; provided that no vote shall be cast, or consent,



                                                         U.S. Pledge Agreement
waiver, or ratification given, or action taken by such Pledgor that would impair any such Collateral or be inconsistent with or violate any provision of any Loan Document.

      SECTION 4.1.5. Continuous Pledge. Each Pledgor will at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority, perfected basis all Investment Property constituting Collateral of such Pledgor, all Distributions with respect thereto, all Payment Intangibles constituting Collateral of such Pledgor to the extent they are evidenced by an Instrument, a Promissory Note or Chattel Paper, and all interest and principal with respect to such Payment Intangibles, and all Proceeds and other proceeds and rights from time to time received by or distributable to such Pledgor in respect of any of the Collateral of such Pledgor.

      SECTION 4.2. Change of Name, etc. No Pledgor will change its name or place of incorporation or organization or federal taxpayer identification number except upon 30 days' prior written notice to the Administrative Agent.

      SECTION 4.3. Further Assurances, etc. Each Pledgor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Administrative Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Pledgor. Without limiting the generality of the foregoing, such Pledgor will

            (a) from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments and similar documents, satisfactory in form and substance to the Administrative Agent, with respect to such Collateral as the Administrative Agent may request and will, from time to time upon the request of the Administrative Agent, after the occurrence and during the continuance of any Specified Default, promptly transfer any securities constituting such Collateral into the name of any nominee designated by the Administrative Agent;

            (b) file (and hereby authorize the Administrative Agent to file) such Filing Statements or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or that the Administrative Agent may request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby;

            (c) deliver to the Administrative Agent and at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority, perfected basis, at the request of the Administrative Agent, all Equity Interests of each Subsidiary of each Pledgor constituting Collateral, all Distributions with respect thereto, and all Proceeds and rights from time to time received by or distributable to such Pledgor in respect of any of the foregoing Collateral;

            (d) not take or omit to take any action, the taking or the omission of which would result in any material impairment or alteration of any obligation of the maker of any Pledged Debt constituting such Collateral;



                                                         U.S. Pledge Agreement

            (e) furnish to the Administrative Agent, from time to time at the Administrative Agent's request, statements and schedules further identifying and describing such Collateral and such other reports in connection with such Collateral as the Administrative Agent may request, all in reasonable detail; and

            (f) do all things requested by the Administrative Agent in accordance with this Agreement in order to enable to Administrative Agent to have and maintain control over such Collateral.

      With respect to the foregoing and the grant of the security interest hereunder, each Pledgor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. Each Pledgor agrees that a carbon, photographic or other reproduction of this Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by Law.

                                  ARTICLE V
                           THE ADMINISTRATIVE AGENT

      SECTION 5.1. Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Administrative Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Administrative Agent's discretion, following the occurrence and during the continuance of a Specified Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

            (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (b) to receive, endorse, and collect any drafts or other Instruments and Chattel Paper, in connection with clause (a) above;

            (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

            (d) to perform the affirmative obligations of such Pledgor hereunder.

Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

      SECTION 5.2. Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys



                                                         U.S. Pledge Agreement
actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for

            (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or

            (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

      SECTION 5.3. Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession, and the Administrative Agent shall be deemed to have exercised such reasonable care if such Collateral is accorded treatment substantially equivalent to that which the Administrative Agent accords its own property of the type of which the relevant Collateral consists.

                                  ARTICLE VI
                                   REMEDIES

      SECTION 6.1. Certain Remedies. If any Specified Default shall have occurred and be continuing:

            (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

                  (i) take possession of any Collateral not already in its
            possession without demand and without legal process;

                  (ii) require each Pledgor to, and each Pledgor hereby agrees that it will, at its expense and upon the request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties,

                  (iii) enter onto the property where any Collateral is
            located and take possession thereof without demand and without legal process;

                  (iv) without notice except as specified below, sell or
            otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by Law, at least ten days' prior notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having



                                                         U.S. Pledge Agreement
            been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (b) All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Administrative Agent against all or any part of the Obligations as set forth in Section
      8.03 of the Credit Agreement.

            (c) The Administrative Agent may

                  (i) transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder;

                  (ii) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder;

                  (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

                  (iv) endorse any checks, drafts, or other writings in any
            Pledgor's name to allow collection of the Collateral;

                  (v) take control of any Proceeds of the Collateral; and

                  (vi) execute (in the name, place and stead of any Pledgor)
            endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

      SECTION 6.2. Securities Laws. If the Administrative Agent shall determine to exercise its right to sell all or any of the Collateral that are Equity Interests pursuant to Section 6.1, each applicable Pledgor agrees that, upon the request of the Administrative Agent, such Pledgor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable Law, including, with respect to Equity Interests in Domestic Subsidiaries:

            (a) execute and deliver, and cause (or, with respect to any issuer which is not a Subsidiary of such Pledgor, use its best efforts to cause) each issuer of such Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and cause the registration statement relating



                                                         U.S. Pledge Agreement
      thereto to become effective and to remain effective for such period as prospectuses are required by Law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

            (b) use its best efforts to exempt the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Administrative Agent; and

            (c) cause (or, with respect to any issuer that is not a Subsidiary of such Pledgor, use its best efforts to cause) each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act.

      SECTION 6.3. Compliance with Restrictions. Each Pledgor agrees that in any sale of any of the Collateral whenever a Specified Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the Distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and such Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to such Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

      SECTION 6.4. Protection of Collateral. The Administrative Agent may from time to time, at its option, (a) perform any act which any Pledgor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of a Specified Default) and (b) take any other action which the Administrative Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein and, in each case, the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Pledgor pursuant to Section 10.04 of the Credit Agreement.

                                 ARTICLE VII
                           MISCELLANEOUS PROVISIONS

      SECTION 7.1. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.



                                                         U.S. Pledge Agreement

      SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Pledgors and their respective successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Administrative Agent (on behalf of the Secured Parties) and its successors, transferees and assigns; provided that no Pledgor may (unless otherwise permitted under the terms of the Credit Agreement or this Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.

      SECTION 7.3. Amendments, etc. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by any Pledgor from its obligations under this Agreement, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section
10.01 of the Credit Agreement) and the Pledgors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 7.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in the Credit Agreement (in the case of any Pledgor that is not a Borrower, in care of the Company) or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

      SECTION 7.5. Release of Liens. Upon (a) the Disposition of Collateral in accordance with the Credit Agreement or (b) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (i) such Collateral (in the case of clause (a)) or (ii) all Collateral (in the case of clause (b)), without delivery of any instrument or performance of any act by any party. Upon the occurrence of the Termination Date, this Agreement and all obligations of each Pledgor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party. In addition, a Pledgor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Pledgor ceases to be a Subsidiary of the Company. Upon any such Disposition, other permitted transaction or termination, the Administrative Agent will, at the Pledgors' sole expense, deliver to the relevant Pledgor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Administrative Agent hereunder, and execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination.

      SECTION 7.6. Additional Pledgors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a "Pledgor" hereunder with the same force and effect as if it were originally a party to this Agreement and named as a "Pledgor" hereunder. The execution and delivery of such supplement shall not require the consent of any other Pledgor hereunder, and the rights and obligations of each



                                                         U.S. Pledge Agreement

Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

      SECTION 7.7. No Waiver; Remedies. In addition to, and not in limitation of Section 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

      SECTION 7.8. Headings. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions thereof.

      SECTION 7.9. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 7.10. Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

            (b) SUBMISSION TO JURISDICTION. EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE



                                                         U.S. Pledge Agreement

      AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

            (c) WAIVER OF VENUE. EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. EACH FOREIGN OBLIGOR HEREBY IRREVOCABLY APPOINTS THE COMPANY AS ITS AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT AND CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY SUCH COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH AGENT AT SUCH ADDRESS, AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW: (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. IF ANY AGENT APPOINTED BY ANY PERSON PARTY HERETO REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL UPON RECEIPT CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY OTHER PERSON PARTY HERETO TO BRING PROCEEDINGS AGAINST SUCH PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

      SECTION 7.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD



                                                         U.S. Pledge Agreement

NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 7.12. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 7.13. Agreements. Without limiting any of the rights, remedies, privileges or benefits provided hereunder to the Administrative Agent for its benefit and the ratable benefit of the other Secured Parties, each Pledgor and the Administrative Agent hereby agree that the terms and provisions of this Agreement in respect of any Collateral subject to the pledge or other Lien of any other Collateral Document governed by foreign law (a "Foreign Law Collateral Document") are, and shall be deemed to be, supplemental and in addition to the rights, remedies, privileges and benefits provided to the Administrative Agent and the other Secured Parties under such Foreign Law Collateral Document and under applicable Law to the extent consistent with applicable Law; provided that, in the event that the terms of this Agreement conflict or are inconsistent with the applicable Foreign Law Collateral Document or applicable Law governing such Foreign Law Collateral Document, (a) to the extent that the provisions of such Foreign Law Collateral Document or applicable foreign Law are, under applicable foreign Law, necessary for the creation, perfection or priority of the security interests in the Collateral subject to such Foreign Law Collateral Document, the terms of such Foreign Law Collateral Documents or such applicable Law shall be controlling and (b) otherwise, the terms hereof shall be controlling.

      SECTION 7.14. German Corporate Income Tax Act. Subject to Section 7.3, the Administrative Agent (on behalf of the Lenders) and the Pledgors will enter into good faith negotiations to modify this Agreement to take into account the results of the upcoming reform of the German Corporate Income Tax in connection with the corporate income tax reform 2008 (Unternehmenssteuerreform 2008) to assist the German Borrower in achieving tax efficiency.

      SECTION 7.15. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.



                                                         U.S. Pledge Agreement

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Responsible Officer as of the date first above written.


                                    JOHN WILEY & SONS, INC.



                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    WILEY SUBSCRIPTION SERVICES, INC.



                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    WILEY LISS, INC.



                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    WILEY PERIODICALS, INC.



                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    WILEY PUBLISHING, INC.



                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:



                                                         U.S. Pledge Agreement

                                    WILEY HMI HOLDINGS, INC.



                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    HMI INVESTMENT, INC.



                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:



                                    WILEY EUROPE INVESTMENT
                                    HOLDINGS LIMITED



                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:



                                                         U.S. Pledge Agreement

                                    BANK OF AMERICA, N.A.,
                                    as Administrative Agent



                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:



                                                         U.S. Pledge Agreement

                                                                    SCHEDULE I
                                                           to Pledge Agreement


Name of Pledgor:


                                                                    Common Stock
                                                                    ------------
Issuer (corporate)                         # of       Authorized     Outstanding     % of Shares
------------------             Cert. #    Shares        Shares          Shares         Pledged
                               -------    ------        ------          ------         -------








                                                        Limited Liability Company Interests
                                                        -----------------------------------
                                             % of Limited Liability            Type of Limited Liability
Issuer (limited liability company)         Company Interests Pledged           Company Interests Pledged
----------------------------------         -------------------------           -------------------------







                                            Partnership Interests
                                            ---------------------
                                   % of Partnership         % of Partnership
Issuer (partnership)               Interests Owned          Interests Pledged
--------------------               ----------------         -----------------

                                                                   SCHEDULE II
                                                           to Pledge Agreement


Item A.     Location of each Pledgor.


------------------------------------- -----------------------------------------
Name of Pledgor:                      Location for purposes of UCC:
------------------------------------- -----------------------------------------
[PLEDGOR]                             [LOCATION]
------------------------------------- -----------------------------------------



Item B.     Trade names.


------------------------------------- -----------------------------------------
Name of Pledgor:                      Trade Names:
------------------------------------- -----------------------------------------
[PLEDGOR]
------------------------------------- -----------------------------------------



Item C.     Merger or other corporate reorganization.


------------------------------------- -----------------------------------------
Name of Pledgor:                      Merger or other corporate reorganization:
------------------------------------- -----------------------------------------
[PLEDGOR]
------------------------------------- -----------------------------------------



Item D.     Taxpayer ID numbers.


------------------------------------- -----------------------------------------
Name of Pledgor:                      Taxpayer ID numbers:
------------------------------------- -----------------------------------------
[PLEDGOR]
------------------------------------- -----------------------------------------

                                                                       ANNEX I
                                                           to Pledge Agreement


                                 SUPPLEMENT TO
                               PLEDGE AGREEMENT
                               ----------------


      This SUPPLEMENT, dated as of ____________ ___, _____ (this "Supplement"), is to the U.S. Pledge Agreement, dated as of February 2, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Agreement"), among the Pledgors (such term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Agreement) from time to time party thereto, in favor of BANK OF AMERICA, N.A., as the administrative agent (together with its successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties.

                             W I T N E S S E T H :
                             - - - - - - - - - -

      WHEREAS, pursuant to a Credit Agreement, dated as of February 2, 2007 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the various financial institutions and other Persons from time to time party thereto and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrowers;

      WHEREAS, pursuant to the provisions of Section 6.13 of the Agreement, each of the undersigned is becoming a Pledgor under the Agreement; and

      WHEREAS, each of the undersigned desires to become a "Pledgor" under the Agreement in order to induce the Lenders to continue to make Loans under the Credit Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees, for the benefit of each Secured Party, as follows:

      SECTION 1. Party to Agreement, etc. In accordance with the terms of the Agreement, by its signature below each of the undersigned hereby irrevocably agrees to become a Pledgor under the Agreement with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby
(a) creates and grants to the Administrative Agent, its successors and assigns, a security interest in all of the undersigned's right, title and interest in and to the Collateral, (b) agrees to be bound by and comply with all of the terms and provisions of the Agreement applicable to it as a Pledgor and (c) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date. In furtherance of the foregoing, each reference to a "Pledgor" and/or "Pledgors" in the Agreement shall be deemed to include each of the undersigned.

      SECTION 2. Representations. Each of the undersigned Pledgors hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Agreement constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.

      SECTION 3. Full Force of Agreement. Except as expressly supplemented hereby, the Agreement shall remain in full force and effect in accordance with its terms.

      SECTION 4. Severability. If any provision of this Supplement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 5. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

      SECTION 6. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Supplement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Supplement.

      SECTION 7. ENTIRE AGREEMENT. THIS SUPPLEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                                 *  *  *  *  *

      IN WITNESS WHEREOF, each of the parties hereto has caused this Supplement to be duly executed and delivered by its Responsible Officer as of the date first above written.


                                    [NAME OF ADDITIONAL SUBSIDIARY]



                                    By: _________________________________
                                        Name:
                                        Title:



                                    [NAME OF ADDITIONAL SUBSIDIARY]



                                    By: _________________________________
                                        Name:
                                        Title:


ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:


BANK OF AMERICA, N.A.,
as Administrative Agent


By: ______________________________
    Name:
    Title:

                    [COPY SCHEDULES FROM PLEDGE AGREEMENT]

                                                                     EXHIBIT I


                          FORM OF DESIGNATED BORROWER
                       REQUEST AND ASSUMPTION AGREEMENT


                                                      Date: ___________, _____

To:   Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.13 of that certain Credit Agreement, dated as of February 2, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"), among JOHN WILEY & SONS, INC., a New York corporation (the "Company"), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

      Each of ______________________ (the "Designated Borrower") and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Subsidiary of the Company.

      The documents required to be delivered to the Administrative Agent under
Section 2.13 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

      Complete if the Designated Borrower is a Domestic Subsidiary: The true and correct U.S. taxpayer identification number of the Designated Subsidiary is _____________.

      Complete if the Designated Borrower is a Foreign Subsidiary: The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

----------------------------------- -------------------------------------------
       Identification Number               Jurisdiction of Organization
----------------------------------- -------------------------------------------

----------------------------------- -------------------------------------------

----------------------------------- -------------------------------------------

      The parties hereto hereby confirm that, with effect from the date hereof, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower. The Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.



         Form of Designated Borrower Request and Assumption Agreement

      The parties hereto hereby request that the Designated Borrower be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Loans for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.13 of the Credit Agreement.

      This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

      THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    [DESIGNATED BORROWER]


                                    By:____________________________________
                                    Title:_________________________________



                                    JOHN WILEY & SONS, INC.


                                    By:____________________________________
                                    Title:_________________________________



         Form of Designated Borrower Request and Assumption Agreement

                                                                     EXHIBIT J


                      FORM OF DESIGNATED BORROWER NOTICE


                                                      Date: ___________, _____

To:   JOHN WILEY & SONS, INC.
      [address]

      The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

      This Designated Borrower Notice is made and delivered pursuant to
Section 2.13 of that certain Credit Agreement, dated as of February 2, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"), among JOHN WILEY & SONS, INC., a New York corporation (the "Company"), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and the Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

      The Administrative Agent hereby notifies the Company and the Lenders that effective as of the date hereof [_________________________] shall be a Designated Borrower and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.

      This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.

                                    BANK OF AMERICA, N.A.,
                                    as Administrative Agent


                                    By:_________________________________
                                    Title:______________________________



                      Form of Designated Borrower Notice

                                     J-1